UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

THERAVANCE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 12, 2007

Dear Stockholder:

I am pleased to invite you to attend Theravance, Inc.’s 2007 Annual Meeting of Stockholders, to be held on Wednesday, April 25, 2007 at the Presidio Room, Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, California 94080. The meeting will begin promptly at 1:00 p.m., local time.

Enclosed are the following:

•              our Notice of Annual Meeting of Stockholders and Proxy Statement for 2007;

•              our Annual Report on Form 10-K for 2006; and

•              a proxy card with a return envelope to record your vote.

Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Whether or not you expect to attend, please date, sign, and return your proxy card in the enclosed envelope, or vote via telephone or the Internet according to the instructions in the Proxy Statement, as soon as possible to assure that your shares will be represented and voted at the Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person even though you have previously voted by proxy if you follow the instructions in the Proxy Statement.

On behalf of your Board of Directors, thank you for your continued support and interest.

Sincerely,

Rick E Winningham
Chief Executive Officer

901 Gateway Boulevard
South San Francisco, CA 94080

T 650.808.6000 F 650.827.8690
www.theravance.com

Theravance, Inc.
901 Gateway Boulevard
South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 25, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Theravance, Inc., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, April 25, 2007, at 1:00 p.m. local time at the Presidio Room, Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, California 94080 for the following purposes:

1.                              To elect directors to serve for the ensuing year and until their successors are elected.

2.                              To approve an amendment to the Theravance, Inc. 2004 Equity Incentive Plan (the “Incentive Plan”) to, among other things, increase the number of shares authorized for issuance under the Incentive Plan from 3,700,000 to 7,200,000 shares.

3.                              To amend the Company’s Restated Certificate of Incorporation to enable the Company to issue shares of Class A Common Stock and Common Stock to GlaxoSmithKline plc or its designated affiliate in the event of the call or the put and to issue Common Stock with respect to any stock dividends on Class A Common Stock after the call and put dates.

4.                              To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2007.

5.                              To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is March 1, 2007. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Bradford J. Shafer
Senior Vice President, General Counsel and Secretary

South San Francisco, California

March 12, 2007

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card, or vote via telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must provide a valid proxy issued in your name from that record holder.

Theravance, Inc.

901 Gateway Boulevard
South San Francisco, California 94080

PROXY STATEMENT

FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

April 25, 2007

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of Theravance, Inc. (sometimes referred to as the “Company” or “Theravance”) is soliciting your proxy to vote at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions on the enclosed proxy card to submit your proxy via telephone or on the Internet.

The Company intends to mail this Proxy Statement and accompanying proxy card on or about March 14, 2007 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 1, 2007 will be entitled to vote at the Annual Meeting. On this record date, there were 50,819,439 shares of Company common stock (“Common Stock”) outstanding and 9,401,498 shares of Company Class A Common Stock (“Class A Common Stock”) outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting as the Class A Common Stock is entitled to vote with the Common Stock in connection with the matters set forth in this Proxy Statement. Entities affiliated with GlaxoSmithKline plc own all outstanding shares of Class A Common Stock.

Stockholder of Record: Shares Registered in Your Name

If on March 1, 2007 your shares were registered directly in your name with our transfer agent, The Bank of New York, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy via telephone or the Internet as instructed on your proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 1, 2007 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. A number of brokers and banks enable beneficial holders to give voting instructions via telephone or the Internet. Please refer to the voting instructions provided by your bank or broker. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you provide a valid proxy from your broker, bank or other custodian.

What am I voting on?

There are four matters scheduled for a vote:

•              Election of nine directors;

•              Approval of an amendment to our Incentive Plan to, among other things, increase the number of shares authorized for issuance under the Incentive Plan from 3,700,000 to 7,200,000;

•              Approve an amendment to our Restated Certificate of Incorporation to enable us to issue shares of Class A Common Stock and Common Stock to GlaxoSmithKline plc or its designated affiliate (“GSK”) in the event of the call or the put and to issue Common Stock with respect to any stock dividends on Class A Common Stock after the call and put dates; and

•              Ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may withhold your vote from any nominee you specify. You may not vote your proxy “For” the election of any persons in addition to the nine named nominees. For the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote by proxy using the enclosed proxy card, vote by proxy on the Internet or by telephone, or vote in person at the Annual Meeting. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

➢          To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

➢          To vote on the Internet, please follow the instructions provided on your proxy card.

➢          To vote by telephone, please follow the instructions provided on your proxy card.

➢          To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received instructions for granting proxies with these proxy materials from that organization rather than from the Company. A number of brokers and banks enable beneficial holders to give voting instructions via telephone or the Internet. Please refer to the voting instructions provided by your bank or broker. To vote in person at the Annual Meeting, you must provide a valid proxy from your broker, bank, or other custodian. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of March 1, 2007.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all nine nominees for director, “For” an amendment to the Incentive Plan to, among other things, increase the number of shares authorized for issuance under the Incentive Plan from 3,700,000 to 7,200,000, “For” approval of an amendment of our Restated Certificate of Incorporation to enable us to issue shares of Class A Common Stock and Common Stock to GSK in the event of the call or the put and to issue Common Stock with respect to any stock dividends on Class A Common Stock after the call and put dates, and “For” ratification of Ernst & Young LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

We have also retained Innisfree M&A Incorporated to assist in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation and will request brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of the Company’s Common Stock. For these services, the Company will pay Innisfree M&A Incorporated a fee of approximately $25,000 plus out-of-pocket expenses.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•              You may submit another properly completed proxy card with a later date.

•              You may send a written notice that you are revoking your proxy to the Secretary of the Company at 901 Gateway Boulevard, South San Francisco, California 94080.

•              You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. With regard to Proposals 1, 2 and 4, broker non-votes, as described in the next paragraph, have no effect and will not be counted towards the vote total. With regard to Proposal 3, broker non-votes are not considered votes cast and will have the same effect as “Against” votes.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•              For the election of directors, the nine nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

•              To be approved, Proposal 2 to approve an amendment to the Incentive Plan must receive a “For” vote from the majority of all outstanding shares, present in person or represented by proxy at the Annual Meeting and entitled to vote thereon either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•              To be approved, Proposal 3 to approve an amendment to the Restated Certificate of Incorporation must receive a “For” vote from (a) the holders of a majority of the shares of Common Stock and Class A Stock outstanding on the record date, voting together as a single class, and (b) the holders of a majority of the shares of Class A Common Stock outstanding on the record date, voting as a separate class. Abstentions and broker non-votes are not considered votes cast and, therefore, will have the effect of votes “Against” this proposal.

•              To be approved, Proposal 4 to ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2007 must receive a “For” vote from the majority of all outstanding shares, present in person or represented by proxy at the Annual Meeting and entitled to vote thereon either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 60,220,937 shares of Common Stock and Class A Common Stock outstanding and entitled to vote. Thus 30,110,470 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2007.

When are stockholder proposals due for next year’s Annual Meeting?

If you wish to submit a proposal to be considered for inclusion in next year’s proxy materials or nominate a director, your proposal must be in proper form according to SEC Regulation 14A, Rule 14a-8 and received by the Secretary of the Company on or before November 14, 2007.  If you wish to submit a proposal to be presented at the 2008 Annual Meeting of Stockholders but which will not be included in the Company’s proxy materials, your proposal must be submitted in writing and in conformance with our Bylaws to Theravance, Inc., 901 Gateway Boulevard, South San Francisco, CA 94080 Attn: Secretary no earlier than December 30, 2007 and no later than January 29, 2008. You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Theravance’s current bylaws may be found on our website at www.theravance.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors consists of 11 directors. On February 14, 2007, Julian Baker and Ronn Loewenthal informed the Company that they would not stand for re-election at the 2007 Annual Meeting of Stockholders. The nine directors who are nominated for election to the Board of Directors this year, their ages as of February 15, 2007, their positions and offices held with the Company and certain biographical information are set forth below. Each director to be elected will hold office until the next Annual Meeting of Stockholders and until his or her successor is elected, or until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. It is our policy to encourage nominees for director to attend the Annual Meeting. Four of the nominees for election as a director at the 2006 Annual Meeting attended the meeting.

Directors are elected by a plurality of the votes properly cast in person or by proxy. The nine nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our current Board of Directors, if any. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

NOMINEES

Name	Age	Positions and Offices Held With the Company
P. Roy Vagelos, M.D.	77	Chairman of the Board of Directors
Rick E Winningham	47	Chief Executive Officer and Director
Jeffrey M. Drazan	48	Director
Robert V. Gunderson, Jr.	55	Director
Arnold J. Levine, Ph.D.	67	Director
Eve E. Slater, M.D., F.A.C.C.	61	Director
William H. Waltrip	69	Director
George M. Whitesides, Ph.D.	67	Director
William D. Young	62	Director

P. Roy Vagelos, M.D., co-founded Theravance in 1996 and has served as Chairman of our Board of Directors since inception. Dr. Vagelos served as Chief Executive Officer of Merck & Co., Inc., from 1985 to 1994, and Chairman of the board of directors of Merck from 1986 until 1994. Dr. Vagelos is Chairman of the board of directors of Regeneron Pharmaceuticals, Inc. Dr. Vagelos holds an M.D. from Columbia University College of Physicians and Surgeons and an A.B. degree from the University of Pennsylvania.

Rick E Winningham joined Theravance as Chief Executive Officer and a member of our Board of Directors in October 2001. From 1997 to 2001 he served as President, Bristol-Myers Squibb Oncology/Immunology/ Oncology Therapeutics Network (OTN) and also as President of Global Marketing from 2000 to 2001. In addition to operating responsibility for U.S. Oncology/Immunology/OTN at Bristol-Myers Squibb, Mr. Winningham also had full responsibility for Global Marketing in the Cardiovascular, Infectious Disease, Immunology, Oncology/ Metabolics and GU/GI/Neuroscience therapeutic areas. Mr. Winningham held various management positions with Bristol-Myers Squibb and its predecessor, Bristol-Myers, since 1986. Mr. Winningham holds an M.B.A. from Texas Christian University and a B.S. degree from Southern Illinois University.

Jeffrey M. Drazan has served as a director of Theravance since December 1999. Mr. Drazan has been a General Partner with Sierra Ventures, a private venture capital firm, since 1984. Mr. Drazan is currently a Managing Director of Bertram Capital, a private equity firm. He also serves as a director of several private companies. Mr. Drazan holds an M.B.A. degree from New York University’s Graduate School of Business Administration and a B.S.E. degree in Engineering from Princeton University.

Robert V. Gunderson, Jr. has served as a director of Theravance since September 1999. He is a founding partner of the law firm of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, where he has practiced since 1995. Mr. Gunderson currently serves as a director of a number of private companies. Mr. Gunderson holds a J.D. from the University of Chicago where he was Executive Editor of The University of Chicago Law Review. Mr. Gunderson also received an M.B.A. in Finance from The Wharton School, University of Pennsylvania and an M.A. from Stanford University.

Arnold J. Levine, Ph.D., served as a director of Theravance from inception until February 2002. He rejoined our Board of Directors in June 2003. Dr. Levine is currently a professor at The Cancer Institute of New Jersey, Robert Wood Johnson School of Medicine, New Brunswick, NJ, and a professor at the Institute for Advanced Study, Princeton, NJ. He was President of The Rockefeller University from 1998 until his retirement in February 2002. He was the Harry C. Wiess Professor in Life Sciences and former Chairman of the Department of Molecular Biology at Princeton University from 1984 until 1996. Dr. Levine is a member of the board of directors of Applera Corporation and Infinity Pharmaceuticals, Inc. He is a member of the National Academy of Sciences. Dr. Levine was Editor-in-Chief of the Journal of Virology from 1984 to 1994 and is a member of scientific advisory boards of several cancer centers. Dr. Levine holds a Ph.D. in Microbiology from the University of Pennsylvania and a B.A. from Harpur College, State University of New York at Binghamton.

Eve E. Slater, M.D., F.A.C.C. joined the Board of Directors of Theravance in December 2005. Dr. Slater is board certified in internal medicine and cardiology and has extensive experience in the pharmaceutical industry, including 19 years in senior management positions at Merck Research Laboratories where she led global regulatory affairs during the 1990s. Most recently, she was Assistant Secretary for Health, U.S. Department of Health and Human Services (HHS) where she served as Secretary Tommy Thompson’s chief health policy advisor. Dr. Slater also serves on the board of directors of Vertex Pharmaceuticals Incorporated, Phase Forward Incorporated and VaxGen, Inc. Dr. Slater holds an M.D. from Columbia University College of Physicians and Surgeons and an A.B. degree from Vassar College.

William H. Waltrip has served as a director of Theravance since April 2000. Mr. Waltrip served from 1993 until 2003 as Chairman of the board of directors of Technology Solutions Company, a systems integration company, and from 1993 until 1995 he was Chief Executive Officer of that company. From 1995 to 1998 he also served as Chairman of Bausch & Lomb Inc., and during 1996 and 2002 was the company’s Chief Executive Officer. From 1991 to 1993 he was Chairman and Chief Executive Officer of Biggers Brothers, Inc., a food service distribution company, and was a consultant to private industry from 1988 to 1991. From 1985 to 1988 he served as President and Chief Operating Officer of IU International Corporation, a transportation, environmental and distribution company. Earlier, he had been President, Chief Executive Officer and a director of Purolator Courier Corporation. He is a member of the board of directors of Bausch & Lomb Inc., Charles River Laboratories Corporation and Thomas & Betts Corporation.

George M. Whitesides, Ph.D., co-founded Theravance in 1996 and has served as a member of our Board of Directors since inception. He has been Woodford L. and Ann A. Flowers University Professor at Harvard University since 2004. From 1986 until 2004, Dr. Whitesides was Mallinckrodt Professor of Chemistry at Harvard University. From 1982 until 1991 he was a member of the Department of Chemistry at Harvard University, and Chairman of the Department of Chemistry from 1986 until 1989. He was a faculty member of the Massachusetts Institute of Technology from 1964 until 1982. Dr. Whitesides was a 1998 recipient of the National Medal of Science. He is a member of the editorial boards of 14 scientific journals. He is also a member of the board of directors of Surface Logix, Inc., Nano-Terra Inc., WMR Biomedical, Inc., Rohm and Haas Company, and Hughes Research Laboratories, L.L.C. Dr. Whitesides holds a Ph.D. in Chemistry from the California Institute of Technology and a B.A. from Harvard University.

William D. Young has served as a director of Theravance since April 2001. Mr. Young has been Chairman of the board of directors and Chief Executive Officer of Monogram Biosciences, Inc. since 1999. From 1980 to 1999 Mr. Young was employed at Genentech, Inc., most recently as Chief Operating Officer. Prior to joining Genentech, Mr. Young worked at Eli Lilly and Company for 14 years and held various positions in production and process engineering, antibiotic process development and production management. He is a member of the board of directors of Biogen Idec, Inc. Mr. Young received his M.B.A. from Indiana University and his B.S. in Chemical Engineering from Purdue University, and an honorary Doctorate of Engineering from Purdue University. Mr. Young is a member of The National Academy of Engineering.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Global Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors consults with our outside counsel to ensure that the Board of Directors’ determinations are consistent with all relevant laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Management has reviewed the directors’ responses to a questionnaire asking about their transactions, relationships and arrangements with the Company (and those of their immediate family members) and other potential conflicts of interest. Other than as set forth in this Proxy Statement, these questionnaires did not disclose any transactions, relationships, or arrangements that question the independence of our directors. After reviewing this information, our Board of Directors affirmatively has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards except for Rick E Winningham and P. Roy Vagelos.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. William H. Waltrip presides over these executive sessions. The Board has an Audit Committee, a Compensation Committee, a Nominating/ Corporate Governance Committee and a Science and Technology Advisory Committee. The following table provides membership and meeting information for each of the Board committees during 2006:

Name	Audit		Compensation		Nominating/Corporate Governance		Science and Technology Advisory Committee
P. Roy Vagelos, M.D.							X
Rick E Winningham							X
Julian C. Baker			X	(2)
Jeffrey M. Drazan	X		X
Robert V. Gunderson, Jr.					X
Arnold J. Levine, Ph.D.	X						X	(1)
Ronn C. Loewenthal			X	(2)
Eve E. Slater, M.D., F.A.C.C.			X	(3)			X
William H. Waltrip	X	(1)			X	(1)
George M. Whitesides, Ph.D.			X				X
William D. Young			X	(1)	X
Total meetings in fiscal year 2006	8		7		3		3

(1)                       Committee Chairperson.

(2)                       Resigned from Compensation Committee in October 2006.

(3)                       Appointed to Compensation Committee in October 2006.

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of the Audit, Compensation and Nominating/Corporate Governance Committees meets the applicable rules and regulations regarding “independence” and that each such member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

AUDIT COMMITTEE

The Audit Committee of the Board of Directors oversees our accounting practices, systems of internal controls and financial reporting processes. For this purpose, the Audit Committee performs several functions. The Audit Committee determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves audit and permissible non-audit services provided by the independent auditors to the Company; confers with management and the independent auditors regarding the effectiveness of internal control policies, financial reporting processes and disclosure controls; consults with management and the independent auditors regarding Company policies governing financial risk management; reviews and discusses reports from the independent auditors on critical accounting policies used by the Company; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews and approves related person transactions in accordance with the Company’s Policies and Procedures with respect to Related-Person Transactions and applicable Nasdaq rules; reviews the financial statements to be included in our Annual

Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of quarterly reviews and any significant changes in our accounting principles. Our Audit Committee charter can be found on the corporate governance section of our corporate website at www.theravance.com. Three directors comprise the Audit Committee:  Messrs. Drazan, Levine and Waltrip. The Audit Committee met eight times during 2006.

The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in the Nasdaq listing standards). The Board of Directors has determined that William H. Waltrip, Chairman of the Audit Committee, is an audit committee financial expert as defined by Item 407(d) of Regulation S-K. The Board made a qualitative assessment of Mr. Waltrip’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief executive officer for public reporting companies.

COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for the Company. Specifically, the Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our principal executive officer and other executive officers; approves the individual bonus programs in effect for the principal executive officer, other executive officers and key employees for each fiscal year; recommends to the Board of Directors the compensation of the directors; recommends to the Board of Directors the adoption or amendment of equity and cash incentive plans; approves amendments to these plans; grants stock options and other stock-related awards; and administers our Incentive Plan, our employee stock purchase plan and similar programs. A more detailed description of the Committee’s functions can be found in our Compensation Committee Charter. The charter is published in the corporate governance section of our website at www.theravance.com. Four directors comprise the Compensation Committee of the Board of Directors:  Jeffrey M. Drazan, Dr. Eve E. Slater, George M. Whitesides, Ph.D. and William D. Young. All members of the Committee are independent (as independence is currently defined in the Nasdaq listing standards).

The Compensation Committee met seven times during 2006. Mr. Winningham, our principal executive officer, does not participate in the determination of his own compensation or the compensation of directors. However, he makes recommendations to the Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the Committee’s deliberations about their compensation. Mr. Shafer, our General Counsel, also assists the Committee in its executive officer, director and employee compensation deliberations. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors.

The Compensation Committee has retained Frederic W. Cook & Co. (“FW Cook”) as its independent compensation consultant. FW Cook serves at the pleasure of the Committee rather than the Company and its fees are approved by the Committee. FW Cook provides the Committee with data about the compensation paid by our peer group and other employers who compete with the Company for executives, updates the Committee on new developments in areas that fall within the Committee’s jurisdiction and is available to advise the Committee regarding all of its responsibilities. FW Cook also provides data and recommendations concerning the compensation of directors.

The Company also has a Stock Option Committee, of which Mr. Winningham is the sole member. The Stock Option Committee may grant equity awards to employees who are not executive officers. The

Compensation Committee may delegate any other authority to the Stock Option Committee or to any other committee or individual to the extent permitted by law or the applicable rules of Nasdaq.

The Compensation Committee, in consultation with FW Cook, reviews and approves the overall strategy for compensating members of the Board of Directors. Specifically, the Committee reviews the compensation of the directors and recommends to the Board any changes to the compensation of the directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of Julian C. Baker, Jeffrey M. Drazan, Ronn C. Loewenthal, Dr. Eve E. Slater, George M. Whitesides, Ph.D. and William D. Young served on the Compensation Committee of the Board of Directors during 2006. Messrs. Baker and Loewenthal resigned from, and Dr. Slater was appointed to, the Compensation Committee in October 2006. None of the members of the Compensation Committee was at any time during the 2006 fiscal year (or at any other time) an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

In 1998, we provided loans to George Whitesides, a member of our Board of Directors, for the purchase of shares of our Common Stock. The loans are interest-free and the full amount of the loan for each share purchase will be forgiven at the maturity date if Dr. Whitesides continues to provide service to us at the time the Company’s right of repurchase lapses. As of December 31, 2006, no payments had been made on any of the loans listed in the table.

Name	Principal Amount	Number of Shares Acquired	Indebtedness as of December 31, 2006	Date of Loan	Full Vesting Date	Maturity Date
George M. Whitesides	$39,200	51,612	$39,200	12/14/98	5/20/07	5/20/07
Director	$12,250	16,129	$12,250	12/14/98	5/20/07	5/20/07
	$14,700	19,354	$14,700	12/14/98	5/20/07	5/20/07

The dollar amount recognized with respect to the 2006 fiscal year in accordance with FAS 123R for financial statement reporting purposes associated with the 87,095 shares of Common Stock set forth in the table above was $255,019.

On December 14, 1998, Dr. Whitesides borrowed $9,800 to purchase 12,903 shares of Company Common Stock. All principal under the loan was satisfied when the loan was forgiven by its terms on August 31, 2006. In connection with the forgiveness of the loan, Dr. Whitesides incurred taxable income equal to the amount of debt forgiven. The largest aggregate amount of indebtedness outstanding under this loan during 2006 was $9,800.

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

The Nominating/Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and advising the Board on corporate governance principles for the Company. Our Nominating/Corporate Governance Committee charter can be found on the corporate governance section of our corporate website at www.theravance.com. Three directors comprise the Nominating/Corporate Governance Committee: Messrs. Gunderson, Waltrip and Young. All members of the Nominating/Corporate

Governance Committee are independent (as independence is currently defined in the Nasdaq listing standards). The Nominating/Corporate Governance Committee met three times during 2006.

The Nominating/Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics. The Committee also considers such factors as having relevant expertise upon which to be able to offer advice and guidance to management, sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, the ability to exercise sound business judgment and the commitment to rigorously represent the long-term interests of our stockholders. However, the Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Committee considers diversity, age, skills, and such other factors as it deems appropriate given the then current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating/Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board or the Nominating/Corporate Governance Committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by the Nominating/Corporate Governance Committee, pursuant to the Stockholder-Director Communications Policy adopted by the Nominating/Corporate Governance Committee in January of 2007, the stockholder recommendation should be delivered to the Secretary of the Company at the principal executive offices of the Company, and must include the candidate’s name and qualifications for board membership, the candidate’s age, business address, residence address, principal occupation or employment, the number of Company shares beneficially owned by the candidate and information that would be required to solicit a proxy under federal securities law. In addition, the recommendation must include the stockholder’s name, address and the number of Company shares beneficially owned by the stockholder.

SCIENCE AND TECHNOLOGY ADVISORY COMMITTEE

The Science and Technology Advisory Committee of the Board of Directors reviews and discusses scientific and technological matters affecting the Company. The Science and Technology Advisory Committee also identifies scientific and technological matters that may affect the Company in the future, and develops strategies to address these issues in our research plans. The Science and Technology Advisory Committee reports to the Board periodically. Five directors comprise the Science and Technology Advisory Committee:  Drs. Levine, Vagelos, Whitesides, Slater and Mr. Winningham. The Science and Technology Advisory Committee met three times during 2006.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met seven times during 2006. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders interested in communicating with the Board or a particular director should send correspondence to Theravance, Inc. at 901 Gateway Boulevard, South San Francisco, CA 94080, Attn: Secretary. Each communication should set forth (i) the name and address of the stockholder as it appears on the Company’s books and, if the stock is held by a nominee, the name and address of the beneficial owner of the stock, and (ii) the number of shares of the Company’s stock that are owned of record by the record holder and beneficially by the beneficial owner. Pursuant to our Stockholder-Director Communications Policy adopted by the Board in February 2007, the Secretary has been instructed, in his discretion, to screen out communications from stockholders that are not related to the duties and responsibilities of the Board. If deemed an appropriate communication, the Secretary will forward it, depending on the subject matter, to the chairperson of a committee of the Board or a particular director, as appropriate.

CODE OF BUSINESS CONDUCT

The Company has adopted the Theravance, Inc. Code of Business Conduct that applies to all directors, officers and employees. The Code of Business Conduct is available on our website at www.theravance.com. If the Company makes any substantive amendments to the Code of Business Conduct or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

COMPENSATION OF DIRECTORS

Non-employee directors of the Company receive compensation for services provided as a director. Following our initial public offering in October 2004 and through 2006 each member of our Board who was not an employee received a $25,000 annual retainer as well as $1,000 for each board and committee meeting attended in person ($500 for meetings attended by video or telephone conference). In 2007 the annual retainer was increased to $30,000. The chairpersons of the Compensation Committee, the Nominating/Corporate Governance Committee and the Science and Technology Advisory Committee receive $2,000 for each committee meeting attended in person ($1,000 for meetings attended by video or telephone conference), and the chairperson of the Audit Committee receives $3,000 for each audit committee meeting attended in person ($1,500 for meetings attended by video or telephone conference). Following our initial public offering in October 2004 and through 2006 Dr. Vagelos received a flat rate of $82,500 per year for his service as Chairman of the Board. In 2007 his annual retainer was increased to $87,500. The members of our Board are eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy.

Each independent director of the Company receives periodic automatic stock option grants under a program implemented under the Incentive Plan. Only non-employee directors of the Company or affiliates of such directors are eligible to receive automatic option grants under the Incentive Plan. Automatic options granted under the Incentive Plan are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code.

Automatic option grants under the Incentive Plan are non-discretionary. Each individual who first became a non-employee director after the date of our initial public offering in October 2004 was granted an option to purchase 25,806 shares on the date such individual joined the Board, provided such individual had not been previously employed by the Company. In 2007 this initial option grant was increased to 30,000 shares. From our initial public offering in October 2004 through 2006, each non-employee director was granted an option to purchase 12,903 shares annually on the date of each Annual Meeting of Stockholders, provided such individual was not previously employed by the Company. In 2007 this annual grant was increased to 15,000 shares. The exercise price of options granted under the Incentive Plan is the fair market value of the Common Stock subject to the option on the date of the option grant. Fifty percent of the shares underlying each initial automatic grant made through 2006 vest when the optionee completes 12 months of service from the date of grant and the remaining 50% vest when the optionee completes 24 months of service; each annual automatic grant made through 2006 was fully vested at grant. Beginning in 2007, the shares underlying each initial automatic grant will vest monthly over the first two years of service, and the shares underlying each automatic annual grant will vest monthly over the following year of service. In addition, initial automatic grants vest in full if the Company is subject to a change in control. Automatic option grants are not exercisable until the earlier of the Put Date or January 1, 2008 (the “First Exercise Date”) and will have a term of ten years. “Put Date” means the day after the final day of the Put Period, as such term is defined in our Restated Certificate of Incorporation.

Directors are eligible to receive additional options and be issued shares of Common Stock directly under the Incentive Plan.

An option grant was made to Dr. Vagelos on April 26, 2006 based on a prior arrangement entitling him to receive an annual option grant for a number of shares equal to 125% of the number of option shares granted to our Chief Executive Officer annually, provided that Dr. Vagelos continued to provide a high level of involvement and exceptional contributions to the Company. The Compensation Committee determined that the grant to Dr. Vagelos was warranted in light of his significant contributions to Theravance. This arrangement is no longer in effect. The option shares vest as follows:  On the first Exercise Date, the number of shares subject to the option equal to 1/48th multiplied by the number of months that have elapsed from the date of grant (April 26, 2006) through the First Exercise Date shall be vested and exercisable. Thereafter, the option shares shall vest an additional 1/48th per month so that they are fully vested over a four-year period measured from the date of grant. In the event of the death or disability of Dr. Vagelos, these option shares will vest and become exercisable in full, but their exercisability will be deferred until the First Exercise Date.

The following table sets forth all of the compensation awarded to, earned by, or paid to each person who served as a director during 2006, other than a director who also served as a named executive officer.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(11)	All Other Compensation ($)		Total ($)
(a)	(b)		(d)	(g)		(h)
P. Roy Vagelos	82,500	(1)	1,282,115			1,364,615
Julian C. Baker	34,500	(2)	177,069			211,569
Jeffrey M. Drazan	42,000	(3)	177,069			219,069
Robert V. Gunderson, Jr.	32,500	(4)	177,069			209,569
Arnold J. Levine	41,500	(5)	177,069	22,524	(12)	241,093
Ronn C. Loewenthal	34,500	(6)	177,069			211,569
Eve E. Slater	35,000	(7)	305,706			340,706
William H. Waltrip	46,000	(8)	177,069			223,069
George M. Whitesides	38,500	(9)	177,069	268,242	(13)	483,811
William D. Young	39,500	(10)	177,069			216,569

(1)                       Dr. Vagelos is the Chairman of the Board. He received a flat fee of $82,500 in 2006 for his service as Chairman of the Board.

(2)                       Mr. Baker was a member of the Compensation Committee until October of 2006. This amount includes fees paid for four Board meetings attended in person, three Board meetings attended by telephone conference, three committee meetings attended in person and two committee meetings attended by telephone conference.

(3)                       Mr. Drazan is a member of the Audit Committee and the Compensation Committee. This amount includes fees paid for five Board meetings attended in person, two Board meetings attended by telephone conference, eight committee meetings attended in person and six committee meetings attended by telephone conference.

(4)                       Mr. Gunderson is a member of the Nominating/Corporate Governance Committee. This amount includes fees paid for five Board meetings attended in person, two Board meetings attended by telephone conference and three committee meetings attended by telephone conference.

(5)                       Dr. Levine is the chairperson of the Science and Technology Advisory Committee and a member of the Audit Committee. This amount includes fees paid for five Board meetings attended in person, one Board meeting attended by telephone conference, four Audit Committee meetings attended in person, two Audit Committee meetings attended by telephone conference and three Science and Technology Advisory Committee meetings attended in person.

(6)                       Mr. Loewenthal was a member of the Compensation Committee until October of 2006. This amount includes fees paid for five Board meetings attended in person, two Board meetings attended by telephone conference, three committee meetings attended in person and one committee meeting attended by telephone conference.

(7)                       Dr. Slater became a member of the Compensation Committee in October of 2006, and is a member of the Science and Technology Advisory Committee. This amount includes fees paid for five Board meetings attended in person, two Board meetings attended by telephone conference, three committee meetings attended in person and two committee meetings attended by telephone conference.

(8)                       Mr. Waltrip is the chairperson of the Nominating/Corporate Governance Committee and of the Audit Committee. This amount includes fees paid for two Board meetings attended in person, two Board meetings attended by telephone conference, two Audit Committee meetings attended in person, six Audit Committee meetings attended by telephone conference and three Nominating/Corporate Governance Committee meetings attended by telephone conference.

(9)                       Dr. Whitesides is a member of the Compensation Committee. This amount includes fees paid for five Board meetings attended in person, seven committee meetings attended in person and three committee meetings attended by telephone conference.

(10)                Mr. Young is the chairperson of the Compensation Committee and a member of the Nominating/Corporate Governance Committee. This amount includes fees paid for two Board meetings attended in person, four Board meetings attended by telephone conference, two Compensation Committee meetings attended in person, five Compensation Committee meetings attended by telephone conference and three Nominating/Corporate Governance Committee meetings attended by telephone conference.

(11)                The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to options held by each director during the fiscal year in accordance with FAS123R. This amount consisted of: (a) $177,069 per director with respect to the option granted to each independent director on the date of our Annual Meeting of Stockholders in 2006 (the aggregate grant date fair value of each such option was $177,069); (b) $128,636 with respect to the option granted to Eve Slater on December 8, 2005 (the aggregate grant date fair value of such option was $188,668); and (c) $50,990 with respect to the option granted to Dr. Vagelos on June 29, 2002 (the aggregate grant date fair value of such option was $1,655,497), $15,900 with respect to the option granted to Dr. Vagelos on January 24, 2003 (the aggregate grant date fair value of such option was $234,062), $998,572 with respect to the option granted to Dr. Vagelos on March 29, 2004 (the aggregate grant date fair value of such option was $3,986,100) and $1,215,224 with respect to the option granted to Dr. Vagelos on April 26, 2006 (the aggregate grant date fair value of such option was $1,318,182). See Note 10 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on March 1, 2007 for a discussion of all assumptions made by the Company in determining the grant date fair value of its equity awards. As of December 31, 2006, the above-listed directors held outstanding options to purchase the following number of shares of our Common Stock: Dr. Vagelos (857,661); Messrs. Baker, Waltrip and Young (83,870 each); Messrs. Drazan and Gunderson and Drs. Levine and Whitesides (51,612 each); Mr. Loewenthal (73,225); and Dr. Slater (38,709).

(12)                Includes $22,050 of loan principal that was forgiven by the Company pursuant to the terms of a promissory note dated December 17, 1998, plus $474.40 imputed interest.

(13)                Includes $9,800 of loan principal that was forgiven by the Company pursuant to the terms of a promissory note dated December 14, 1998, plus $3,423.39 imputed interest. Also includes $225,019, which is the dollar amount recognized with respect to the 2006 fiscal year in accordance with FAS 123R for financial statement reporting purposes associated with 87,095 shares of common stock purchased by Dr. Whitesides in 1998 which are still subject to the Company’s right of repurchase.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE THERAVANCE, INC. 2004 EQUITY INCENTIVE PLAN

The Company is asking stockholders to approve an amendment to the Theravance, Inc. 2004 Equity Incentive Plan (the “Incentive Plan”) to, among other changes, increase the number of shares issuable thereunder by 3,500,000 shares. The amendment was approved by our Compensation Committee on November 29, 2006 and by our Board of Directors on December 6, 2006.

The Company established the Incentive Plan on May 27, 2004 as a successor to its 1997 Stock Plan and Long-Term Stock Option Plan (“1997 Plans”) to provide a means whereby eligible individuals may be given an opportunity to acquire shares of Common Stock and to benefit from increases in value of the Common Stock. The Incentive Plan was approved by the stockholders of the Company.

The Incentive Plan was created in order to assist the Company in the recruitment, retention and motivation of key employees who are experienced, highly qualified and in a position to make material contributions to the Company’s success. The limited number of skilled and experienced employees in this industry are in demand by a growing number of employers. The Company believes that stock options are critical in attracting and retaining these key contributors. Accordingly, our Board of Directors has approved an increase to the share reserve to ensure a sufficient number of shares will be available for recruitment and retention purposes.

The principal terms and provisions of the Incentive Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Incentive Plan. This summary is qualified in its entirety by reference to the complete text of the Incentive Plan, which is attached hereto as Appendix A. To the extent there is a conflict between this summary and the Incentive Plan, the terms of the Incentive Plan will govern.

Structure.   Four separate types of equity compensation may be issued under the Incentive Plan. First, stock options may be granted to eligible individuals under the Incentive Plan. Stock options give optionees the right to purchase shares of Common Stock at an exercise price determined at the time the option is granted. Second, direct issuances of restricted stock may be made to eligible persons under the Incentive Plan. Persons receiving direct issuances of restricted stock may purchase shares of Common Stock at a price determined by the Compensation Committee or as a bonus for the performance of services. Third, stock appreciation rights (“SAR”) may be granted to eligible persons under the Incentive Plan. A SAR allows eligible persons to benefit from increases in the value of the Common Stock, but does not provide any ownership interest in the Common Stock. Fourth, stock units may be issued to eligible persons under the Incentive Plan. Stock units allow persons to obtain shares of Common Stock without any cash consideration. In addition, the Incentive Plan permits our Board of Directors to implement a fee deferral program for the outside directors.

Administration.   The Compensation Committee, which is comprised of two (2) or more outside members of our Board of Directors, administers the Incentive Plan. Compensation Committee members serve for such period of time as our Board of Directors may determine. The Incentive Plan may also be administered with respect to optionees who are not executive officers subject to the short-swing profit rules of the federal securities laws by our Board of Directors or a secondary committee comprised of one or more members of our Board of Directors.

The Compensation Committee (or our Board of Directors or secondary committee to the extent acting as plan administrator) has full authority (subject to the express provisions of the Incentive Plan) to determine the eligible individuals who are to receive awards under the Incentive Plan, the number of shares to be covered by each granted option or other award, the date or dates on which the option is to become exercisable or the award is to vest, the maximum term for which the option or award is to remain outstanding, whether the granted option will be an incentive stock option that satisfies the requirements of

Section 422 of the Internal Revenue Code (the “Code”) or a non-statutory option not intended to meet such requirements and the remaining provisions of the option grant or award.

Eligibility.   Employees (including officers), directors and consultants who render services to the Company or its subsidiary corporations (whether now existing or subsequently established) are eligible to receive awards under the Incentive Plan.

As of February 15, 2007, approximately 302 persons (including seven executive officers) were eligible to participate in the Incentive Plan.

Securities Subject to Incentive Plan.   The number of shares of Common Stock that may be currently issued under the Incentive Plan shall not exceed 7,200,000 shares of Common Stock plus any shares that had not yet been issued under the 1997 Plans as of the date of the Company’s initial public offering, including 3,500,000 shares which are the subject of this Proposal 2.

No one person participating in the Incentive Plan may receive options for more than 1,500,000 shares of Common Stock per fiscal year. However, we may grant to a new employee options or stock appreciation rights covering a maximum of 2,000,000 shares in the fiscal year in which his or her service as an employee first begins.

Should an option or award under the Incentive Plan (including any options or shares incorporated from the 1997 Plans) expire or terminate for any reason prior to exercise in full or should restricted shares acquired upon exercise of an option or award be repurchased by the Company for any reason, the shares subject to the termination or repurchase will be available for subsequent options or awards under the Incentive Plan.

Option Grants

Price and Exercisability.   The option exercise price per share may not be less than one hundred percent (100%) of the fair market value of the Common Stock on the grant date. Options become exercisable at such time or times and during such period as the Compensation Committee may determine and set forth in the instrument evidencing the option grant.

The exercise price may be paid in cash or in shares of Common Stock. Options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm is to effect the immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes. The Compensation Committee may also assist any optionee in the exercise of his or her outstanding options by (a) authorizing a Company loan to the optionee or (b) permitting the optionee to pay the exercise price in installments over a period of years, to the extent permitted by applicable laws. In general, an executive officer or director would not be permitted to pay the exercise price through a loan or installment payment plan under current law. The terms and conditions of any such loan or installment payment will be established by the Compensation Committee in its sole discretion.

Neither the Compensation Committee nor any other person may decrease the exercise price for any outstanding option after the date of grant nor cancel or allow an optionee to surrender an outstanding option to the Company as consideration for the grant of a new option with a lower exercise price or the grant of another type of award the effect of which is to reduce the exercise price of any outstanding option.

No optionee is to have any stockholder rights with respect to the option shares until the optionee has exercised the option, paid the exercise price and become a holder of record of the shares. Options are not assignable or transferable other than by will or the laws of descent and distribution, and during the optionee’s lifetime, the option may be exercised only by the optionee.

Termination of Service.   Any option held by the optionee at the time of cessation of service will not remain exercisable beyond the designated post-service exercise period, which generally is three months from termination date. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will normally, during such limited period, be exercisable only to the extent of the number of shares of Common Stock in which the optionee is vested at the time of cessation of service. The Compensation Committee has complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

The shares of Common Stock acquired upon the exercise of one or more options may be subject to repurchase by the Company at the original exercise price paid per share upon the optionee’s cessation of service prior to vesting in such shares. The Compensation Committee has complete discretion in establishing the vesting schedule to be in effect for any unvested shares and may cancel the Company’s outstanding repurchase rights with respect to those shares at any time, thereby accelerating the vesting of the shares subject to the canceled rights.

Incentive Stock Options.   Incentive stock options may only be granted to individuals who are employees of the Company or its parent or subsidiary corporation. During any calendar year, the aggregate fair market value (determined as of the grant date(s)) of the Common Stock for which one or more options granted to any employee under the Incentive Plan (or any other equity plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under Section 422 of the Code shall not exceed $100,000.

Awards of Restricted Stock.   Restricted stock may be sold at a price per share determined by the Compensation Committee on the date of issuance, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past or future services. In no event shall more than 1,500,000 restricted shares that are subject to performance-based vesting conditions be granted to any participant in a single fiscal year of the Company, except that 2,000,000 restricted shares may be granted to a new employee in the fiscal year of the Company in which his or her service as an employee first commences.

The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Compensation Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more fiscal years equal or exceed a target determined in advance by the Compensation Committee. The Compensation Committee shall determine such performance. The performance target shall be based on one or more of the criteria discussed below. The Compensation Committee shall identify such target not later than the 90th day of such period.

The performance goals that may be used by the Compensation Committee for awards of restricted stock or restricted stock units shall consist of: drug development milestones, operating profits (including EBITDA), net profits, earnings per share, profit returns and margins, revenues, stockholder return and/or value, stock price and working capital. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. Profit, earnings and revenues used for any performance goal measurement shall exclude: gains or losses on operating asset sales or dispositions; asset write-downs; litigation or claim judgments or settlements; accruals for historic environmental obligations; effect of changes in tax law or rate on deferred tax liabilities; accruals for reorganization and restructuring programs; uninsured catastrophic property losses; the cumulative effect of changes in accounting principles; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial performance appearing in the Corporation’s annual report to stockholders for the applicable year.

The Compensation Committee will also have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Incentive Plan or to provide for accelerated vesting in connection with death, disability, retirement, or similar events, or upon a “Change in Control” (as defined below).

Stock Appreciation Rights.   One or more eligible individuals may, at the discretion of the Compensation Committee, be granted SARs either in tandem with or independent of their option grants under the Incentive Plan. Upon exercise of an independent SAR, the individual will be entitled to a cash distribution from the Company in an amount per share equal to the excess of (i) the fair market value per share of Common Stock on the date of exercise over (ii) the exercise or base price. The exercise or base price may not be less than fair market value on the grant date. Tandem SARs provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (i) the fair market value of the vested shares of Common Stock subject to the surrendered option on the date of exercise over (ii) the aggregate exercise price payable for such shares. An appreciation distribution may, at the discretion of the Compensation Committee, be made in cash or in shares of Common Stock.

Awards of Stock Units.   Stock units may be awarded for no cash consideration. Stock units may also be granted in consideration of a reduction in the recipient’s other compensation or in consideration of services rendered. Each award of stock units may or may not be subject to vesting, and vesting, if any, shall occur upon satisfaction of the conditions specified by the Compensation Committee. Settlement of vested stock units may be made in the form of cash, shares of Common Stock or a combination of both.

General Provisions

Acceleration of Options and Awards.   Upon the occurrence of a Change in Control each outstanding option or award under the Incentive Plan will, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares at the time subject to such option. However, an outstanding option or award shall not accelerate if, and to the extent such option or award is, in connection with the Change in Control, either to be assumed by the successor corporation (or parent) or to be replaced with a comparable option or award to purchase shares of the capital stock of the successor corporation (or parent). Immediately following the consummation of the Change in Control, all outstanding options will terminate and cease to be exercisable, except to the extent assumed by the successor corporation.

In addition, in the event that the option or award is assumed by the successor corporation (or parent thereof) and the participant experiences an involuntary termination within three months before or twenty-four months following a Change in Control, each outstanding option or award shall automatically accelerate so that each such option or award shall, immediately prior to the effective date of the involuntary termination, become fully exercisable and vested. Involuntary termination includes discharge without misconduct and certain voluntary resignations following a reduction in compensation or responsibility or a relocation. Except in limited circumstances, should the exercisability of an option or award accelerate as a result of the occurrence of a Change in Control prior to the First Exercise Date, the right to exercise the option or the accelerated vesting of the Award shall be deferred as to the additional shares until the earlier of the Put Date or January 1, 2008 (the “First Exercise Date”). The “Put Date” means the day after the final day of the Put Period, as such term is defined in our Restated Certificate of Incorporation or, if earlier, the consummation of a Qualified Change in Control as defined in our Restated Certificate of Incorporation.

A Change in Control includes:

The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

The sale, transfer or other disposition of all or substantially all of the Company’s assets;

A change in the composition of our Board of Directors, as a result of which fewer than 50% of the incumbent directors are directors who either:

•              Had been directors of the Company on the date 24 months prior to the date of such change in the composition of our Board of Directors (the “Original Directors”); or

•              Were appointed to our Board of Directors, or nominated for election to our Board of Directors, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this paragraph; or

•              Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this subparagraph, the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

Except with respect to a GSK Change In Control (defined below), (i) any stock purchase by SmithKline Beecham Corporation, a Pennsylvania corporation (for purposes of this Proposal 2, “GSK”), pursuant to the Class A Common Stock Purchase Agreement dated as of March 30, 2004 or (ii) the exercise by GSK of any of its rights under the Amended and Restated Governance Agreement, dated as of June 4, 2004, among the Company, GSK, GlaxoSmithKline plc and Glaxo Group Limited (the “Governance Agreement”) to representation on our Board of Directors (and its committees) or (iii) any acquisition by GSK of securities of the Company (whether by merger, tender offer, private or market purchases or otherwise) not prohibited by the Governance Agreement shall not constitute a Change in Control. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. A “GSK Change In Control” shall mean the acquisition by GSK of the Company’s Voting Stock (as defined in the Governance Agreement) that would bring GSK’s Percentage Interest (as defined in the Governance Agreement) to 100% in compliance with the provisions of the Governance Agreement.

The Compensation Committee also has the discretion to accelerate outstanding options and awards and/or terminate the Company’s outstanding repurchase rights whether or not upon a Change in Control, which acceleration or termination may or may not be conditioned upon the subsequent termination of the optionee’s service within a specified period following the transaction. The acceleration of options or awards in the event of a Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt, or other efforts to gain control of the Company.

Valuation.   For purposes of establishing the option price and for all other valuation purposes under the Incentive Plan, the fair market value of a share of Common Stock on any relevant date will be the closing price per share of Common Stock on that date, as such price is reported on Nasdaq. The market value of the Common Stock as reported on Nasdaq as of February 15, 2007 was $33.41 per share.

Changes in Capitalization.   In the event any change is made to the Common Stock issuable under the Incentive Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Incentive Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options and direct stock issuances per calendar year, (iii) the maximum number and/or class of securities for which the share reserve is to increase automatically each year, and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the 1997 Plans) in order to prevent the dilution or enlargement of benefits thereunder.

Each outstanding option or award that is assumed in connection with a Change in Control will be appropriately adjusted to apply and pertain to the number and class of securities that would otherwise have been issued, in consummation of such Change in Control, to the optionee or participant had the option or award been exercised immediately prior to the Change in Control. Appropriate adjustments will also be made to the exercise price payable per share and to the class and number of securities available for future issuance under the Incentive Plan on both an aggregate and a per-participant basis.

Incentive Plan Amendments and Termination.   Our Board may amend or modify the Incentive Plan in any and all respects whatsoever. The approval of the Company’s stockholders will be obtained to the extent required by applicable law, except that stockholder approval must be obtained to amend the prohibition on decreasing the exercise price for any outstanding option. The Board may, at any time and for any reason, terminate the Incentive Plan. Any options or awards outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grants.

As of February 15, 2007, options covering 11,472,062 shares were outstanding under the Incentive Plan with exercise prices ranging from $0.20 to $35.46, and 3,439,374 shares remained available for future option grant, including 3,500,000 shares which are the subject of this Proposal 2. The expiration dates for all such options range from September 20, 2007 to February 13, 2017.

New Plan Benefits and Option Grant Table

Because the Incentive Plan is discretionary, benefits to be received by individual optionees are not determinable. However, each of the Company’s independent members of the Board of Directors will receive an option grant to purchase 15,000 shares under the Automatic Option Grant Program on the date of the Annual Meeting with an exercise price per share equal to the closing price per share of Common Stock on the date of the Annual Meeting. The table below shows, as to each of the executive officers named in the Summary Compensation Table and the various indicated groups (a) the number of shares of Common Stock for which options have been granted under the Incentive Plan, for (i) the one (1)-year period ended December 31, 2006 and (ii) the period through February 15, 2007, and (b) the weighted-average exercise price per share. No direct stock issuances have been made under the Incentive Plan to date, except that Mr. Aguiar was awarded 50,000 shares of restricted stock that vest over time in connection with his commencement of employment in 2005.

	Number of
	Option Shares
Name and Position	2006	Through February 15, 2007*	Weighted-Average Exercise Price of Granted Options
Rick E Winningham, Chief Executive Officer	69,355	69,355	$31.83
Michael W. Aguiar, Senior Vice President, Chief Financial Officer	50,250	70,000	$31.83
Patrick P.A. Humphrey, Executive Vice President, Research	33,870	33,870	$31.83
Michael Kitt, Senior Vice President, Development	16,129	16,129	$31.83
Bradford J. Shafer, Senior Vice President, General Counsel	16,129	16,129	$31.83
All current executive officers as a group	217,991	237,741	$31.83
All current directors who are not executive officers as a group	202,821	0	$27.56
All employees, including current officers who are not executive officers, as a group	1,224,887	903,021	$31.05

*                                 Includes 364,769 shares subject to options granted to executive officers and officers of the Company which are contingent upon stockholder approval of the amendment to the Incentive Plan.

Federal Income Tax Consequences of Options Granted under the Incentive Plan.   Options granted under the Incentive Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Code or non-statutory options that are not intended to meet such requirements. The federal income tax treatment for the two types of options differs, as follows:

Incentive Stock Options.   No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares generally is includable in alternative minimum taxable income. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two (2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised (or if later the date any forfeiture restriction lapsed) over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal to the excess of (i) the fair market value of such shares on the date the option was exercised (or if later the date any forfeiture restriction lapsed) over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee’s disposition of the purchased shares. The Company anticipates that any compensation deemed paid by the Company upon one or more disqualifying dispositions of incentive stock option shares by the Company’s executive officers will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

Non-Statutory Options.   No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

Special provisions of the Code apply to the acquisition of Common Stock under a non-statutory option if the purchased shares are subject to repurchase by the Company. These special provisions may be summarized as follows:

(i)                          If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company at the original exercise price in the event of the optionee’s termination of service prior to vesting in such shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company’s repurchase right lapses, an amount equal to the excess of (A) the fair market value of the shares on the date such repurchase right lapses with respect to such shares over (B) the exercise price paid for the shares.

(ii)                      The optionee may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (A) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company’s repurchase right) over (B) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

Stock Appreciation Rights.   A participant who is granted a SAR will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the participant.

If Proposal 2 is not approved by the stockholders, the Company intends to continue the Incentive Plan based on the existing provisions.

Stock Issuances.   The tax principles applicable to direct stock issuances under the Incentive Plan will be substantially the same as those summarized above for the exercise of non-statutory options.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO ENABLE US TO ISSUE CLASS A COMMON STOCK AND COMMON STOCK TO GSK UPON THE CALL OR THE PUT AND TO ISSUE COMMON STOCK PURSUANT TO ANY STOCK DIVIDEND ON OUR CLASS A COMMON STOCK AFTER THE CALL AND PUT DATES

The Company is asking stockholders to approve an amendment to the Company’s Restated Certificate of Incorporation to enable the Company to issue Class A Common Stock and Common Stock to GSK in the event of the call or the put and to issue Common Stock with respect to any stock dividends on Class A Common Stock following the call/put termination date. The amendment was approved by our Board of Directors on February 14, 2007. The purpose of the proposed certificate of amendment is to:

•              Enable the issuance to GSK of an equal number of shares of Class A Common Stock and Common Stock in the event of the call or the put, such that the total number of such shares issued to GSK equals the number of shares called or put; and

•              Permit the issuance of shares of Common Stock as a stock dividend on Class A Common Stock following the call/put termination date.

As used in this Proxy Statement, the call/put termination date means the date following the date of redemption of our Common Stock pursuant to the call or, in the alternative, on the close of business on the last day in which the put can be exercised.

Authorization of the Issuance of Class A Common Stock and Common Stock upon the Call or Put.   Enabling us to issue shares of Class A Common Stock and shares of Common Stock to GSK upon the call or the put will ensure that we have sufficient shares available for issuance in the event that either GSK exercises its call right or our stockholders exercise their put right. As part of our 2004 strategic alliance with GSK, we amended our certificate of incorporation to provide for the redemption of our Common Stock under certain circumstances. In July 2007, GSK has a call right to require us to redeem, and upon notice, each stockholder (including GSK, to the extent GSK holds Common Stock) will automatically be deemed to have submitted for redemption, 50% of our Common Stock held by such stockholder at $54.25 per share. If GSK does not exercise this call right, then in August 2007, our stockholders (including GSK, to the extent GSK holds Common Stock) have a put right to cause us to redeem up to 50% of their Common Stock at $19.375 per share. In either case, GSK is contractually obligated to pay to us the funds necessary for us to redeem the shares of Common Stock from our stockholders. Our current Restated Certificate of Incorporation provides that we will issue to GSK one share of Class A Common Stock for each share of Common Stock redeemed, whether through the call or the put.

Currently there is not a sufficient number of authorized but unissued shares of Class A Common Stock to satisfy the potential maximum number of shares of Class A Common Stock that could be required to be issued in the event the maximum number of shares that could be called or put were in fact redeemed pursuant to the call or put. The proposed amendment to our Restated Certificate of Incorporation provides that for every two shares redeemed by us pursuant to the call or the put, we would issue to GSK one share of Class A Common Stock and one share of Common Stock. In the event an odd number of shares were redeemed, the amendment provides that one more share of Class A Common Stock would be issued than shares of Common Stock. By providing that our obligation to issue shares to GSK upon the call or the put can be satisfied with a combination of Class A Common Stock and Common Stock, we will have enough authorized shares to satisfy our stock issuance obligation to GSK and will not have to solicit stockholder approval of an amendment to our Restated Certificate of Incorporation to increase our authorized stock. Following the call/put termination date, GSK may, at its option, convert each share of Class A Common Stock it holds into one share of our Common Stock. Therefore, as proposed by the amendment, the issuance of Common Stock and Class A Common Stock to GSK in connection with the call or the put as opposed to the issuance of solely Class A Common Stock in connection with the call or the put does not provide GSK any substantive benefit.

All shares of our Class A Common Stock are currently held by GSK, and GSK is not permitted to transfer any of these shares to a third party before September 1, 2008 without the prior approval of a majority of our independent directors. Our Class A Common Stock is not subject to the call and put arrangements that apply to shares of our Common Stock, and shares of our Class A Common Stock cannot be issued after the call/put termination date. Also, following the call/put termination date, each share of Class A Common Stock may be converted into a share of our Common Stock upon the request of GSK. Our Class A Common Stock and Common Stock share equally on a per share basis in dividends and the proceeds from a liquidation or dissolution. Except as required by law or as described below, our Class A Common Stock and Common Stock vote together as a single class and each has one vote per share. Our Class A Common Stock votes as a separate class with respect to amendments to Article IV of our Restated Certificate of Incorporation, which sets forth the terms of our Class A Common Stock and Common Stock. Also, our Class A Common Stock has the right to elect one or more directors to our board of directors depending on the percentage of our outstanding voting stock held by GSK. Currently GSK has the right to elect one member to our board of directors, but has not exercised that right. In order to have the right to elect more than one director, GSK’s ownership of our outstanding voting stock would have to increase to at least 35.1%.

Issuance of Common Stock upon Stock Dividends.   Our Restated Certificate of Incorporation provides that Common Stock and Class A Common Stock are treated equally on a per share basis with respect to dividends, except that in the event of a stock dividend, only shares of Common Stock are distributed with respect to Common Stock and only shares of Class A Common Stock are distributed with respect to Class A Common Stock. The proposed certificate of amendment would provide that only shares of Common Stock would be distributed with respect to both Common Stock and Class A Common Stock on any stock dividends declared after the call/put termination date. For example, in the event we declare a stock dividend following the call/put termination date to effect a stock split, we might not have enough authorized shares of Class A Common Stock to effect the stock split if we were required to issue only Class A Common Stock with respect to then outstanding Class A Common Stock. Approval of the certificate of amendment would therefore give us greater flexibility to declare a stock dividend following the call/put termination date.

Text of Proposed Amendment

If our stockholders approve this Proposal 3:

•              the second sentence of Article IV Section C.1 of our Restated Certificate of Incorporation, with respect to the issuance of Common Stock upon stock dividends following the call/put termination date, will be amended to read as follows:

“In the case of dividends or other distributions payable in stock of the corporation including, distributions pursuant to stock splits or divisions of the stock of the corporation which occur after the initial issuance of Class A Common Stock but prior to the Call/Put Termination Date, only shares of Common Stock shall be paid or distributed with respect to Common Stock and only shares of Class A Common Stock shall be paid or distributed with respect to Class A Common Stock, and on or following the Call/Put Termination Date, only shares of Common Stock shall be paid or distributed with respect to Common Stock and Class A Common Stock.”

•              the last sentence of Article IV Section C.6(a)(i) of our Restated Certificate of Incorporation, with respect to the issuance of Common Stock and Class A Common Stock to GSK upon the call, will be amended to read as follows:

“The Company will issue to GSK (or to its designated Affiliate), on the Call Date as specified in the Call Notification, an equal number of duly authorized and validly issued shares of Class A Common Stock and  Common Stock, such that the aggregate number of shares issued is equal to the number of shares of Common Stock acquired thereby by the Company upon cancellation of the Common Stock subject to the Call (provided that if the aggregate number of shares to be issued is an odd number, then one more share of Class A Common Stock shall be issued than of Common Stock).”

•              the last sentence of Article IV Section C.6(a)(ii) of our Restated Certificate of Incorporation, with respect to the issuance of Common Stock and Class A Common Stock to GSK upon the put, will be amended to read as follows:

“The corporation will issue to GSK (or to its designated Affiliate), on the date of cancellation of the Common Stock redeemed by the Company pursuant to the Put (which date shall be no later than five Business Days following the end of the Put Period), an equal number of duly authorized and validly issued shares of Class A Common Stock and Common Stock, such that the aggregate number of shares issued is equal to the number of shares of Common Stock acquired thereby by the Company (provided that if the aggregate number of shares to be issued is an odd number, then one more share of Class A Common Stock shall be issued than of Common Stock).”

The complete text of the proposed certificate of amendment of the Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix B.

Effectiveness of Amendment

If our stockholders approve this Proposal 3, the proposed amendment to the Company’s current Restated Certificate of Incorporation will become effective upon the filing of a certificate of amendment of the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. We intend to file the certificate of amendment promptly after the Annual Meeting if Proposal 3 is approved at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP, independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2007 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since 1996. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2006 and December 31, 2005 by Ernst & Young LLP, our principal accountant.

	Fiscal Year Ended December 31,
	2005	2006
	(in thousands)
Audit Fees(1)	$585	$669
Audit-related Fees(2)	$35	$44
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$620	$713

(1)                       For professional services rendered for the audits of annual financial statements, including the audit of annual financial statements for the years ended December 31, 2006 and 2005. For years ended 2006 and 2005, respectively, the audit fees include the review of quarterly financial statements included in our quarterly reports on Form 10-Q, fees associated with Sarbanes-Oxley compliance and, in 2006 only, fees for services associated with our Registration Statement on Form S-3.

(2)                       For the years ended 2006 and 2005, audit related services including accounting consultations and other regulatory filings.

All fees described above were approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Ernst & Young LLP, our independent registered public accounting firm. The Audit

Committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of Ernst & Young LLP or on an individual case-by-case basis before Ernst & Young LLP is engaged to provide a service. The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

REPORT OF THE AUDIT COMMITTEE(1)

The Audit Committee of the Board of Directors consists of the three non-employee directors named below. The Board annually reviews the Nasdaq listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board of Directors has also determined that William H. Waltrip is an audit committee financial expert as described in applicable rules and regulations of the Securities and Exchange Commission.

The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of our accounting and financial reporting processes and audits of our financial statements. The Audit Committee is responsible for selecting and engaging our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its Charter, which the Board has adopted and which the Audit Committee reviews on an annual basis.

Our management is responsible for preparing our financial statements and our financial reporting process. Ernst & Young LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed with our management the audited financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (“10-K”).

The Audit Committee has also reviewed and discussed with Ernst & Young LLP the audited financial statements in the 10-K. In addition, the Audit Committee discussed with Ernst & Young LLP those matters required to be discussed by Statement on Auditing Standards No. 61, as amended. Additionally, Ernst & Young LLP provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board. The Audit Committee also discussed with Ernst & Young LLP its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 10-K for filing with the United States Securities and Exchange Commission.

Submitted by the following members of the Audit Committee:

Jeffrey M. Drazan
Arnold J. Levine, Ph.D.
William H. Waltrip, Chairman

(1)                        The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Theravance under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS

The names of the executive officers of Theravance who are not also directors of Theravance and certain information about each of them as of February 15, 2007 are set forth below:

Patrick P. A. Humphrey, Ph.D., D.Sc., age 61, has been our Executive Vice President, Research since April 2002. From July 2001 to April 2002 he served as our Senior Vice President, Research. Prior to joining Theravance, he was Director of the Glaxo Institute of Applied Pharmacology and Professor of Applied Pharmacology at the University of Cambridge from 1994 until 2001. Dr. Humphrey was founding chairman of the Serotonin Club Nomenclature Committee for 5-HT Receptor Classification from 1987 until 1993 and a member of the International Union of Pharmacology (IUPHAR) Receptor Nomenclature Committee, an international authority for the classification and naming of receptors for all hormones and neurotransmitters, from 1990 to 2002. He was also on the IUPHAR Executive Committee, the parent body for all professional societies worldwide representing the discipline of pharmacology, from 1998 to 2002. Dr. Humphrey holds a D.Sc. and Ph.D. degree in Pharmacology, and a B.Pharm.Hons. degree, all from the University of London.

Michael W. Aguiar, age 40, joined Theravance as Senior Vice President and Chief Financial Officer in March 2005. Prior to joining Theravance, Mr. Aguiar served as Vice President of Finance at Gilead Sciences, Inc., a biopharmaceutical company, since 2002. Prior to Gilead Sciences, Inc., Mr. Aguiar served as Vice President of Finance at Immunex Corporation, a biopharmaceutical company, from 2001 to 2002. From 1995 to 2001, he was with Honeywell International in a variety of positions, including, most recently CFO and Vice President Finance for Honeywell Electronic Materials Strategic Business Unit. Mr. Aguiar earned a B.S. in biology from UC Irvine and an M.B.A. in finance from the University of Michigan.

David L. Brinkley, age 49, joined Theravance as Senior Vice President, Commercial Development in September 2000. From 1996 to 2000 he served as Worldwide Team Leader for Viagra at Pfizer Inc. Mr. Brinkley led the team that had full responsibility for the global launch and marketing of Viagra. Mr. Brinkley joined Pfizer in 1995 through its acquisition of SmithKline’s Animal Health operations before serving as director of new product planning. Mr. Brinkley held various management positions with SmithKline from 1983 to 1995. Mr. Brinkley holds an M.A. with honors in International Economics from the School of Advanced International Studies of the Johns Hopkins University and a B.A. in International Relations from Kent State University, where he graduated summa cum laude.

Arthur L. Campbell, Ph.D., age 56, joined Theravance as Senior Vice President, Technical Operations in June 2003. During 2003, he was Vice President, BioPharma at Pfizer Inc. Prior to joining Pfizer, he was Vice President, BioPharma at Pharmacia Corporation from 2000 until 2003, with global responsibility for Protein API and Drug Product Development and API manufacturing. From 1980 to 2000 Dr. Campbell was employed with Monsanto/Searle, most recently as Vice President, Product Development, R&D. Dr. Campbell holds a Ph.D. in Medicinal Chemistry from the University of Kansas and a B.S. in Chemistry from St. Benedict’s College, where he graduated cum laude.

Michael M. Kitt, M.D., age 56, joined Theravance as Senior Vice President, Development in April 2002. From 1993 to 2002 Dr. Kitt was employed by COR Therapeutics, Inc. (now Millennium Pharmaceuticals, Inc.), most recently as Vice President, Clinical Research. Dr. Kitt holds an M.D. from the New York University School of Medicine and a B.S. in Chemistry from Polytechnic University, New York.

Bradford J. Shafer, age 46, joined Theravance as Senior Vice President, General Counsel and Secretary in August 1999. From 1996 to 1999 he served as General Counsel of Heartport, Inc., a cardiovascular medical device company. From 1993 to 1996 Mr. Shafer was a partner in the Business and Technology Group at the law firm of Brobeck, Phleger & Harrison LLP. Mr. Shafer holds a J.D. from the University of California, Hastings College of the Law, where he was Editor-in-Chief of The Hastings Constitutional Law Quarterly, and a B.A. from the University of the Pacific, where he graduated magna cum laude.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our voting securities as of February 15, 2007 by:

•              each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•              our named executive officers;

•              each of our directors; and

•              all executive officers and directors as a group.

Unless otherwise indicated, to our knowledge, each stockholder possesses sole voting and investment power over the shares listed, except for shares owned jointly with that person’s spouse. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the Securities and Exchange Commission (the “SEC”).

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

This table lists applicable percentage ownership based on 60,195,618 shares of Common Stock (including 9,401,498 shares of Class A Common Stock beneficially owned by affiliates of GlaxoSmithKline plc) outstanding as of February 15, 2007. Options and warrants to purchase shares of our Common Stock that are exercisable within 60 days of February 15, 2007, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Total Outstanding Common Stock and Class A Common Stock
5% Stockholders
GlaxoSmithKline plc(2)	9,401,498	15.6%
980 Great West Road
Brentford
Middlesex
TW8 9GS
United Kingdom
Sierra Ventures VI, L.P.	2,688,754	4.5	%(3)
2884 Sand Hill Road, Suite 100
Menlo Park, CA 94025
Chesapeake Partners Management Co., Inc.	2,622,122	4.4	%(4)
1829 Reisterstown Road, Suite 220
Baltimore, MD 21208
FMR Corp.	3,964,725	6.6	%(5)
82 Devonshire Street
Boston, MA 02109
Sowood Capital Management L.P.	2,824,608	4.7	%(6)
500 Boylston Street, 17th Floor
Boston, MA 02116
T. Rowe Price Associates, Inc.	4,014,200	6.7	%(7)
100 East Pratt Street
Baltimore, MD 21202
Named Executive Officers and Directors
Rick E Winningham(8)	951,611	1.6%
Michael W. Aguiar (9)	50,000	*
Patrick P.A. Humphrey, Ph.D., D.Sc.(10)	457,610	*
Michael Kitt, M.D.(11)	262,417	*
Bradford J. Shafer(12)	316,641	*
P. Roy Vagelos, M.D.(13)	1,725,175	2.8%
Julian C. Baker(14)	32,258	*
Jeffrey M. Drazan(15)	2,775,660	4.6%
Robert V. Gunderson, Jr.(16)	53,105	*
Arnold J. Levine, Ph.D.(17)	63,967	*
Ronn C. Loewenthal(18)	620,389	*
Eve E. Slater, M.D., F.A.C.C.(19)	—	*
William H. Waltrip(20)	32,258	*
George M. Whitesides, Ph.D.(21)	759,349	1.3%
William D.Young(22)	32,258	*
All executive officers and directors as a group (17 persons)(23)	8,467,549

*                                  Less than one percent.

(1)                        Unless otherwise indicated, the address for each beneficial owner is c/o Theravance, Inc., 901 Gateway Boulevard, South San Francisco, California 94080.

(2)                        Includes 2,580,645 shares of Class A Common Stock held of record by Glaxo Group Limited plc. Also includes 6,820,853 shares of Class A Common Stock held of record by SmithKline Beecham Corporation. Glaxo Group Limited plc and SmithKline Beecham Corporation each are wholly-owned subsidiaries of GlaxoSmithKline plc. The percentage of shares beneficially owned by GlaxoSmithKline plc is based on its beneficial ownership of 9,401,498 shares of Class A Common Stock.

(3)                        Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2007. Constitutes 5.3% of our outstanding Common Stock as a class. Includes 2,688,754 shares held of record by Sierra Ventures VI, L.P. SV Associates VI, L.P. is the general partner of Sierra Ventures VI, L.P. Management of the business affairs of SV Associates VI, L.P., including the decisions respecting disposition and voting of investments held by Sierra Ventures VI, L.P., is by majority decision of the general partners of SV Associates VI, L.P., Jeffrey M. Drazan, David C. Schwab and Peter C. Wendell.

(4)                        Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2007. Constitutes 5.2% of our outstanding Common Stock as a class. Each of Chesapeake Partners Management Co., Inc., Mark D. Lerner and Traci Lerner may be deemed to have voting and investment power over the shares held by Chesapeake Partners Management Co., Inc.

(5)                        The various individuals, funds and entities that are deemed to be the beneficial owners of these shares, and the individuals, funds and entities having sole and shared voting power over these shares, are set forth in the Schedule 13G filed on February 14, 2007 and on which the information reported herein is based. Constitutes 7.8% of our outstanding Common Stock as a class.

(6)                        The various individuals, funds and entities that are deemed to be the beneficial owners of these shares are set forth in the Schedule 13G/A filed on February 14, 2007 and on which the information reported herein is based. Constitutes 5.6% of our outstanding Common Stock as a class.

(7)                        Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007. Constitutes 7.9% of our outstanding Common Stock as a class. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(8)                        Includes 951,611 shares subject to options exercisable within 60 days of February 15, 2007. Excludes 554,838 shares subject to options not exercisable within 60 days of February 15, 2007.

(9)                        Excludes 295,250 shares subject to options not exercisable within 60 days of February 15, 2007.

(10)                  Includes 11,000 shares held by Dr. Humphrey’s spouse and 446,610 shares subject to options exercisable within 60 days of February 15, 2007. Excludes 270,965 shares subject to options not exercisable within 60 days of February 15, 2007.

(11)                  Includes 235,055 shares subject to options exercisable within 60 days of February 15, 2007. Excludes 155,660 shares subject to options not exercisable within 60 days of February 15, 2007.

(12)                  Includes 271,735 shares held of record by the Bradford J. Shafer Revocable Living Trust dated 10/30/97, of which 147,670 shares are pledged as security. Also includes 14,701 shares held in trust for the benefit of Mr. Shafer’s children and 30,205 shares subject to options exercisable within 60 days of February 15, 2007. Excludes 155,660 shares subject to options not exercisable within 60 days of February 15, 2007.

(13)                  Includes 96,774 shares held of record by the Marianthi Foundation, of which Dr. Vagelos is a founder and current director. Also includes 12,981 shares held of record by the Vagelos 2005 Grantor Retained Annuity Trust, 1,015,078 shares held of record by the Vagelos 2006 Grantor Retained Annuity Trust, 38,709 shares held of record by the Cara Diana Roberts Trust, 38,709 shares held of record by the Olivia Sophia Vagelos Trust, 38,709 shares held of record by the Lydia Joan Roberts Trust, 38,709 shares held of record by the Alexa E. Masseur Irrevocable Trust, 38,709 shares held of record by the 2004 Vagelos Grandchild Irrevocable Trust and 38,709 shares held of record by the Emma B. Vagelos Irrevocable Trust, each of which Dr. Vagelos is the trustee. Includes 354,838 shares subject to options exercisable within 60 days of February 15, 2007. Excludes 502,823 shares subject to options not exercisable within 60 days of February 15, 2007.

(14)                  Includes 32,258 shares subject to options exercisable within 60 days of February 15, 2007. Excludes 51,612 shares subject to options not exercisable within 60 days of February 15, 2007.

(15)                  Includes 2,688,754 shares held of record by Sierra Ventures VI, L.P. and 59,040 shares held of record by SV Associates VI, L.P. as nominee for Mr. Drazan. SV Associates VI, L.P. is the general partner of Sierra Ventures VI, L.P. Mr. Drazan is one of the general partners, in addition to David C. Schwab and Peter C. Wendell, of SV Associates VI, L.P. and exercises shared voting and investment power over the shares held by Sierra Ventures VI, L.P. Mr. Drazan disclaims beneficial ownership of the shares held by Sierra Ventures VI, L.P. Excludes 51,612 shares subject to stock options not exercisable within 60 days of February 15, 2007.

(16)                  Includes 6,451 shares held by Marshall & Ilsley for the benefit of Mr. Gunderson and 5,709 shares held by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (“GD”). Mr. Gunderson disclaims beneficial ownership of the shares held by GD except to the extent of his pecuniary interest therein. Excludes 51,612 shares subject to stock options not exercisable within 60 days of February 15, 2007.

(17)                  Excludes 51,612 shares subject to stock options not exercisable within 60 days of February 15, 2007.

(18)                  Includes 598,776 shares held of record by Dr. Hasso Plattner, for whom Mr. Loewenthal has power of attorney and voting and investment power. Mr. Loewenthal disclaims beneficial ownership of the shares held by Dr. Plattner. Also includes 21,613 shares subject to stock options exercisable within 60 days of February 15, 2007. Excludes 51,612 shares subject to stock options not exercisable within 60 days of February 15, 2007.

(19)                  Excludes 38,709 shares subject to a stock option not exercisable within 60 days of February 15, 2007.

(20)                  Includes 32,258 shares subject to stock options exercisable within 60 days of February 15, 2007. Excludes 51,612 shares subject to stock options not exercisable within 60 days of February 15, 2007.

(21)                  Includes 170,318 shares held of record by the Deborah L. Anderson, Trustee, Whitesides Family 1998 Irrevocable Trust. Excludes 51,612 shares subject to stock options not exercisable within 60 days of February 15, 2007.

(22)                  Includes 32,258 shares subject to stock options exercisable within 60 days of February 15, 2007. Excludes 51,612 shares subject to stock options not exercisable within 60 days of February 15, 2007.

(23)                  Includes an aggregate of 2,438,412 shares subject to options exercisable within 60 days of February 15, 2007. Excludes an aggregate of 2,677,121 shares subject to options not exercisable within 60 days of February 15, 2007.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our Common Stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

We believe that during the fiscal year ended December 31, 2006, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements, except that two amended Forms 4 were filed in February of 2006 to reflect the actual portion of the shares distributed, in two transactions, to SV Associates VI, L.P. which were held by SV Associates VI, L.P. as nominee for Mr. Drazan. In making these statements, we have relied upon a review of the copies of Section 16(a) reports furnished to us and the written representations of our directors, executive officers, and greater than 10% stockholders.

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Theravance Board of Directors (the “Board”) is comprised of four non-employee members of the Board. The Compensation Committee’s basic responsibility is to review the performance of Theravance’s management in achieving corporate goals and objectives and to assure that Theravance management is compensated effectively in a manner consistent with Theravance’s compensation philosophy, competitive practice and the requirements of the appropriate regulatory bodies. Toward that end, the Compensation Committee oversees, reviews and administers all of Theravance’s compensation, equity and employee benefit plans and programs.

Compensation Philosophy and Objectives

As a biopharmaceutical company, Theravance operates in an extremely competitive and rapidly changing industry. We believe that the skill, talent, judgment and dedication of the executive officers and other key employees of the Company are critical factors affecting the long-term value of the Company. Therefore, our goal is to maintain a compensation program that will fairly compensate employees, attract and retain qualified employees who are able to contribute to the long-term success of the Company, incent future performance towards clearly defined corporate goals, and align employees’ long-term interests with those of the Company’s stockholders.

At the time we make executive compensation decisions, we review individual performance, departmental performance and Company performance against individual goals, departmental goals and Company goals. Our compensation philosophy is to provide overall compensation, when targeted levels of performance are achieved, which is at the 75th percentile of pay practices of a peer group selected, among other criteria, for similarities in business model and development.

The elements of compensation included in the competitive analysis generally are base salaries, annual incentives and long-term incentives. Our decisions on compensation for executive officers are based primarily upon our assessment of (i) each individual’s performance measured against his/her individual goals, (ii) his/her department’s performance as measured against departmental goals, and (iii) the Company’s performance as measured against its corporate and strategic goals. These same metrics are used by management to evaluate the performance of all Company employees. We believe that successful execution against goals is the best way to enhance long-term stockholder value. We rely upon judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer. Factors affecting our judgments include performance compared to strategic goals established for the individual at the beginning of the year, the nature and scope of the individual’s responsibilities, and effectiveness in leading management’s initiatives to achieve corporate goals. Beginning in 2006, management provides to the Compensation Committee historical and prospective breakdowns of the total compensation components for each executive officer. We also periodically consult with an executive compensation consultant and, in 2006, considered the compensation levels of the peer group discussed below.

In late 2006, the Compensation Committee revamped the peer group to better align target compensation with competitive data. Our peer group, which is listed below, was selected by the Compensation Committee and our executive compensation consultant based on a review of biopharmaceutical companies that were similar to Theravance in market capitalization, development stage, and business model. The Compensation Committee intends to review the peer group periodically to reflect changes in market capitalization and other factors.

Peer Group
Alkermes, Inc.
Biomarin Pharmaceutical Inc.
Cubist Pharmaceuticals, Inc.
Human Genome Sciences, Inc.
ICOS Corporation
Medarex, Inc.
Myogen, Inc.
Myriad Genetics, Inc.
Nuvelo, Inc.
Onyx Pharmaceuticals, Inc.
OSI Pharmaceuticals, Inc.
PDL BioPharma, Inc.
Telik, Inc.
Zymogenetics, Inc.

The Compensation Committee measures the Company’s performance against its specific performance goals established at the beginning of the fiscal year in determining the cash bonus pool, which is then allocated among the Company’s departments pro rata. The CEO, as the manager of the executive team, assesses the executives’ contributions to the corporate goals, their respective departmental goals as well as achievement of their individual goals, and makes a recommendation to the Compensation Committee with respect to any merit increase in salary, cash bonus and annual stock option grant for each member of the executive team, other than himself. The Compensation Committee meets with the CEO to evaluate, discuss and modify or approve these recommendations. The Compensation Committee also conducts a similar evaluation of the CEO’s contributions to corporate goals and his achievement of individual goals when the CEO is not present, and determines any merit increase in salary, cash bonus and annual stock option grant for the CEO.

Compensation Consultant

The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee. In accordance with this authority, the Compensation Committee consults from time to time with Frederic W. Cook & Co. (“FW Cook”) for advice on matters related to compensation for executive officers and other key employees. In 2004, in connection with the Company’s strategic alliance with GlaxoSmithKline plc and its affiliates (“GSK”) and then its initial public offering, the Compensation Committee consulted with FW Cook to develop recommendations for structuring our compensation programs to retain the Company’s highly experienced executive management team, to keep management focused during the period of growth following the initial public offering, and to motivate management and key employees to maximize stockholder value in light of the strategic relationship with GSK. Since that time, the Compensation Committee has consulted with FW Cook periodically with respect to specific questions or as new programs are considered. In 2006, we engaged FW Cook to re-evaluate the peer group and assist the Compensation Committee with consideration and analysis of potential employee incentive programs. In addition, members of management support the Compensation Committee in its work from time to time at the Committee’s request.

Principal Elements of Compensation

Base Salaries.   Base salary for the CEO and the other executive officers is established based on the underlying scope of their respective responsibilities, taking into account competitive market compensation by benchmarking salaries paid by the Radford Companies (defined below) for similar positions. The base salary for each executive officer is targeted at the 75th percentile for companies in Northern California and pharmaceutical and biotechnology companies throughout the United States based on the 2006 Radford Biotechnology Survey (the “Radford Companies”). The Compensation Committee considers compensation data from the peer group for this purpose as well. Salary adjustments are based on competitive market salaries and general levels of market increases in salaries, individual performance, achievement of the Company’s corporate and strategic goals and changes in job duties and responsibilities. Due to the intensely competitive environment for highly qualified employees in this industry, the Company’s geographic location and its aggressive performance goals, in practice the Company’s baseline cash compensation levels may exceed the 75th percentile target for certain employees.

Annual Incentive Compensation.   Annual cash incentives for the executive officers and other key employees are designed to reward performance for achieving key corporate goals, which we believe in turn should increase stockholder value. The performance metrics against which the executives are measured are clearly communicated, measurable and consistently applied, and include corporate, departmental and individual goals. The annual incentive awards for executive officers are determined on the basis of management’s achievement of specific performance goals established at the beginning of the fiscal year. A target is set for each executive officer based on targets for comparable positions at the peer companies and the Radford Companies and is stated in terms of a percentage of the officer’s annualized base salary for the year. Annually, the Compensation Committee approves the performance objectives and goals for the upcoming year, and approves payment of the earned awards based on achievement against those approved objectives and goals. Twice each year, the Compensation Committee reviews the performance of each executive officer.

The cash bonus program for 2006 was designed to motivate management to achieve specific goals related to, among other things, the Company’s telavancin Phase 3 programs and its Beyond Advair program with GSK, clinical progress with certain earlier stage programs, and discovery of additional potential medicines. Among these specific corporate and strategic goals were: achieving positive telavancin complicated skin and skin structure infection (“cSSSI”) Phase 3 results; submitting a new drug application for the treatment of cSSSI with telavancin to the Food and Drug Administration; completing enrollment for the telavancin Phase 3 hospital-acquired pneumonia program; reporting single- and multiple-dose Phase 1 results for the Company’s heterodimer, TD-1792; initiating Phase 1 and Phase 2 clinical studies in the Company’s GI program; and identifying lead compounds and initiating IND-enabling studies for certain of the Company’s pre-clinical research programs. We determined that the officers met 92.5% of their performance goals for 2006 and accordingly the aggregate cash bonus pool for officers was reduced by 7.5% from target. Cash bonus awards paid reflected these results as well as departmental accomplishments and individual achievements by the officers. The “Summary Compensation Table” on page 42 sets forth bonuses earned by the named executive officers for performance in 2006 (though paid in February of 2007).

Long-Term Incentive Compensation.   Generally, a significant stock option grant is made in the year that an executive officer commences employment. Thereafter, option grants may be made at varying times and in varying amounts in the discretion of the Compensation Committee. Upon hiring an executive officer, an option grant generally will be made at the first regularly scheduled meeting of the Compensation Committee after the officer commences employment. Annual stock option grants to all employees are made at regularly scheduled meetings of the Compensation Committee and are generally made once each year following annual employee performance reviews.

Early each calendar year, the Compensation Committee considers annual stock option grants for current employees based on recommendations from management. Management’s option grant recommendations are developed from the existing grant guidelines, based on the individual’s position with the Company, and each employee’s performance against goals during the prior year. The size of each new hire or promotion stock option grant made to officers is generally set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the grant guidelines and the individual’s potential for future responsibility and promotion. The relative weight given to each of these factors will vary from individual to individual at the Compensation Committee’s discretion and adjustments may be made as the Compensation Committee deems reasonable to attract candidates in the competitive environment for highly qualified employees in which we operate.

In 2004, as described in the Compensation Committee’s Report for fiscal 2004, the Compensation Committee approved a program recommended by FW Cook providing for significant officer option grants in 2004, the year of the Company’s strategic alliance with GSK and its initial public offering, and reduced officer option grants in 2005 through 2008. The program was designed to provide approximately median long-term compensation levels when averaged over the 2004 to 2008 timeframe. After considering the Company’s performance and reviews of each executive officer’s individual performance presented by the CEO, the option grants authorized by the Compensation Committee in early 2006 were in line with the planned program. In addition, an option grant was made to Michael Aguiar, Chief Financial Officer, later in the year as a result of a determination that his annual option grant made in February 2006 was below the amount set forth in his offer letter.

Theravance does not have ownership guidelines for its officers because officer compensation is set within a typical market range and is already performance-based and high risk. In addition, we believe that ownership guidelines are rare in development-stage biotech companies, so ownership requirements would put Theravance at a competitive disadvantage.

While a targeted cash/equity split is not used to set officer compensation, the officer compensation philosophy is to (1) pay at the 75th percentile in total compensation, and (2) emphasize at-risk equity compensation through options (which require price increases to be valuable) over annual cash compensation to align the majority of officer compensation with long-term stockholders’ interests and to emphasize career employment over an annual time period.

The exercise price of stock options is always equal to the fair market value (the closing price on Nasdaq) of the Company’s Common Stock on the date of grant. Under the Incentive Plan, the initial vesting date is delayed until late 2007 (after the termination of the call and put arrangements with GSK). Accordingly, no shares underlying options granted pursuant to the Incentive Plan are subject to the call or entitled to be put. At the initial vesting date, assuming the employee has provided continued service to the Company through that date, the option will vest to the point it would have been vested if it had been vesting 1/48th each month from the date of grant. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive to remain in the Company’s employ. Accordingly, the option will provide a return to the employee only if he or she remains in the Company’s service, and then only if the market price of the Company’s Common Stock appreciates over the option term. Beginning in late 2006 the Compensation Committee approved changing the vesting schedule for newly granted stock options back to our historical practice which we used prior to entering into the strategic alliance with GSK in March 2004. Accordingly, since late 2006 all new-hire stock option grants vest monthly over a four-year period with an initial one-year cliff, and annual stock option grants and options granted upon promotions vest monthly over a four-year period with an initial cliff date that ends following the call/put period.

Restricted stock awards generally have not been used. Since the Company’s initial public offering, no restricted stock grants have been made to the named executive officers, except that the Compensation

Committee authorized a restricted stock grant in connection with recruiting Michael Aguiar, the Company’s Chief Financial Officer, to replace an award that would lapse upon his departure from his prior employment. Restricted stock was used for this purpose, rather than an option, because restricted stock is a more targeted method of delivering a specified value.

Post-Termination Protection

After consulting with FW Cook, Theravance adopted a change in control severance plan for its officers in 2004 in connection with the Company’s strategic alliance with GSK and then its initial public offering. The plan also applies to officers hired since that time. Under the change in control severance plan, a vice president is entitled to a lump sum cash payment equal to a pro-rated portion of the year’s target bonus plus 100% of his or her highest rate of base salary and target bonus if he or she is involuntarily terminated other than for misconduct within three months prior to or twenty-four months following a change in control. The severance benefit for each senior vice president will be equal to a pro-rated portion of the year’s target bonus plus 150% of the highest rate of base salary and target bonus. The severance benefit for the chief executive officer and the executive vice president will be equal to a pro-rated portion of the year’s target bonus plus 200% of their highest rate of base salary and target bonus. All officers are also entitled to continuation of all health and other welfare benefits for between twelve and twenty-four months, or a lesser amount of time until the individual is re-employed with comparable insurance benefits. All payments will include additional amounts covering any applicable parachute excise taxes incurred on a change in control as a result of payments under the severance agreement, due to acceleration of vesting of options, or otherwise. Theravance provides gross-ups for excise taxes potentially due upon a change in control in order to mitigate unfair differences between participants that may stem from their individual decisions to exercise or hold vested options. The gross-ups are also provided to recognize that the value of stock option vesting acceleration will be higher at Theravance as a result of the special put date cliff-vesting structure implemented in connection with the GSK strategic alliance, in which many awards that otherwise would have been vested prior to September 12, 2007 remain unvested and are therefore subject to potential transaction-related acceleration and inclusion in the excise tax calculation.

The Compensation Committee believes the change in control severance plan is important to protect the Company’s officers from any involuntary termination associated with a change in control and that the amounts are reasonable when compared with similar arrangements adopted by companies in the peer group. With this change in control severance plan, the Compensation Committee sought uniformity of results among the officers based on their positions at the Company. In addition, the Compensation Committee believes that the events triggering payment, both a change in control and an involuntary termination, and then only when there is no misconduct by the officer, are fair hurdles for the ensuing rewards. Further, the call and the put transactions that are a part of the strategic alliance with GSK do not constitute a change in control under this plan. The Company does not have agreements providing severance in the event of involuntary terminations that do not occur in connection with a change in control.

CEO Compensation

Mr. Winningham’s 2006 compensation consisted of base salary, annual bonus, and stock options. The Compensation Committee determined CEO compensation using methods consistent with those used for other senior executives. In February 2006, as part of the annual officers’ compensation review, Mr. Winningham’s annualized base salary was increased from $689,063 to $718,692 in recognition of both his performance as CEO and competitive market salary levels. Mr. Winningham’s adjusted base salary was determined to be above 75% of the average of the peer group’s CEOs. Mr. Winningham’s award under the annual cash bonus program was paid in accordance with the terms of the defined performance goals and objectives. Mr. Winningham was awarded a stock option under the long-term incentive program in accordance with the methods used for other senior executives. The actual awards paid in 2006 are shown in the Summary Compensation Table.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that Theravance may deduct in any one year with respect to each of its five most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. To qualify for an exemption from the $1 million limitation, the stockholders were asked to approve a limit under the Incentive Plan on the maximum number of shares for which a participant may be granted stock options in any calendar year. Because the Incentive Plan and option grants under the Incentive Plan comply with the applicable requirements for this exemption, any compensation deemed paid to a named executive officer when he or she exercises an option with an exercise price that is at least equal to the fair market value of the option shares on the grant date should qualify as performance-based compensation and should not be subject to the $1 million deduction limitation. Restricted stock awards are generally not considered performance-based under Section 162(m) of the Tax Code and, as such, are generally not deductible by Theravance. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible. Although some amounts recorded as compensation by Theravance to certain executives may be limited by Section 162(m), that limitation does not result in the current payment of increased federal income taxes by Theravance due to its significant net operating loss carry forwards. The Compensation Committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards not to comply with Section 162(m) if it determines that such action is appropriate and in Theravance’s best interests.

Summary

The Compensation Committee believes that Theravance’s compensation philosophy and programs are designed to foster a performance-oriented culture that aligns employees’ interests with those of the Company’s stockholders. The Compensation Committee believes that the compensation of Theravance’s executives’ is both appropriate and responsive to the goal of improving stockholder value.

COMPENSATION COMMITTEE REPORT(1)

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the following members of the Compensation Committee:

Jeffrey M. Drazan
Eve E. Slater, M.D., F.A.C.C.
George M. Whitesides, Ph.D.
William D. Young, Chairman

(1)                       The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Theravance under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SUMMARY COMPENSATION TABLE

The following table sets forth all of the compensation awarded to, earned by, or paid to our “principal executive officer,” “principal financial officer” and the three other highest paid executive officers whose total compensation in fiscal year 2006 exceeded $100,000 (our “named executive officers”).

Name and Principal Position	Year(1)	Salary(2) ($)	Stock Awards(3) ($)		Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(e)		(f)	(g)	(i)		(j)
Rick E Winningham	2006	716,223	0		1,269,852	332,395	0		2,323,009
Chief Executive Officer
Michael W. Aguiar	2006	335,924	293,857	(5)	695,972	93,424	0		1,421,183
Senior Vice President,
Chief Financial Officer
Patrick P.A. Humphrey	2006	373,929	0		625,740	138,831	0		1,140,236
Executive Vice President,
Research
Michael M. Kitt	2006	347,615	0		392,752	97,125	0		839,498
Senior Vice President,
Development
Bradford J. Shafer	2006	322,120	0		375,440	89,696	105,574	(6)	894,836
Senior Vice President,
General Counsel

(1)                          In accordance with SEC transition rules, information is provided for the most recently completed fiscal year only.

(2)                          Includes amounts deferred pursuant to our 401(k) plan.

(3)                          The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year in accordance with FAS 123R. See Note 10 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on March 1, 2007 for a discussion of all assumptions made by the Company in determining the FAS 123R values of its equity awards.

(4)                          The amounts in this column reflect the cash bonus awards to the named individuals under our 2006 annual cash bonus plan, discussed in greater detail in “Compensation Discussion and Analysis” beginning on page 36.

(5)                          This restricted stock was granted in connection with recruiting Michael Aguiar to replace an award that would lapse upon his departure from his prior employment.

(6)                          Includes $105,000 of loan principal that was forgiven by the Company and $574 in imputed interest.

Salary and Non-Equity Incentive Plan Compensation in Proportion to Total Compensation

The amount of salary and non-equity incentive plan compensation earned in 2006 in proportion to the total compensation reported for each of our named executive officers was:

Mr. Winningham:	45%
Mr. Aguiar:	30%
Dr. Humphrey:	45%
Dr. Kitt:	53%
Mr. Shafer:	46%

GRANTS OF PLAN-BASED AWARDS

The following table sets forth each non-equity incentive plan award and equity award granted to our named executive officers during fiscal year 2006.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards
(a)	(b)	(d)	(j)	(k)	(l)
Rick E Winningham	2/8/2006	359,346	69,355	29.65	1,126,818
Chief Executive Officer
Michael W. Aguiar	2/8/2006	101,075	30,250	29.65	491,475
Senior Vice President,	4/26/2006		20,000	27.56	304,100
Chief Financial Officer
Patrick P.A. Humphrey	2/8/2006	150,087	33,870	29.65	550,289
ExecutiveVice President,
Research
Michael M. Kitt	2/8/2006	105,000	16,129	29.65	262,049
Senior Vice President,
Development
Bradford J. Shafer	2/8/2006	96,969	16,129	29.65	262,049
Senior Vice President,
General Counsel

(1)                          Each named executive officer was granted a non-equity incentive plan award pursuant to our 2006 annual cash bonus plan. The amounts shown in the “target” column below reflect the target payment level under the 2006 annual cash bonus plan if management achieved all of the specific performance objectives and goals previously approved by the Compensation Committee. Actual payments made under the 2006 annual cash bonus plan are pro rated based on the percentage of performance objectives and goals achieved. The 2006 annual cash bonus plan is discussed in greater detail in “Compensation Discussion and Analysis” beginning on page 36. The actual amounts paid to each named executive officer are shown in the Summary Compensation Table above.

(2)                          Each of our named executive officers received an option grant to purchase shares of our Common Stock under our 2004 Equity Incentive Plan (“Incentive Plan”). Vesting of the options depends in part on the “Put Date,” which means the day after the last day of the Put Period, as that term is defined in our Restated Certificate of Incorporation. Starting with the earlier of the Put Date or January 1, 2008 (the “First Exercise Date”), each option may be exercised for a number of shares equal to 1/48th of the total multiplied by the number of months of service that have been completed between the date of grant and the First Exercise Date. Thereafter, each option becomes exercisable for an additional 1/48th of the total number of shares when each additional month of service is completed. As a result, each option will be fully exercisable four years after the date of grant. An option will become exercisable in full if we are acquired and the optionee is subject to an involuntary termination. However, a transaction in which GSK acquires less than 100% of our stock or assets is not considered an acquisition that would trigger the foregoing acceleration provision. The options have a term of 10 years from the date of grant, subject to earlier expiration if the optionee’s service terminates.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding each unexercised option and all unvested stock held by each of our named executive officers as of December 31, 2006.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
(a)	(b)		(c)		(e)	(f)	(g)	(h)
Rick E Winningham	774,192	(1)			8.525	12/7/2011
	177,419	(2)			3.10	1/23/2013
			416,128	(3)	9.6875	3/28/2014
			69,355	(4)	29.65	2/7/2016
Michael W. Aguiar			175,000	(5)	17.91	3/6/2015	50,000 (6)	1,544,500 (7)
			30,250	(4)	29.65	2/7/2016
			20,000	(8)	27.56	4/25/2016
Patrick P.A. Humphrey	193,548	(9)			8.525	6/29/2011
	193,547	(10)			8.525	2/23/2012
	59,515	(2)			3.10	1/23/2013
			203,225	(3)	9.6875	3/28/2014
			33,870	(4)	29.65	2/7/2016
Michael M. Kitt	225,805	(11)			8.525	4/12/2012
	9,250	(2)			3.10	1/23/2013
			96,773	(3)	9.6875	3/28/2014
			26,629	(12)	18.37	2/9/2015
			16,129	(4)	29.65	2/7/2016
Bradford J. Shafer	30,205	(10)			8.525	2/23/2012
			96,773	(3)	9.6875	3/28/2014
			26,629	(12)	18.37	2/9/2015
			16,129	(4)	29.65	2/7/2016

(1)                          Mr. Winningham received grants of options to purchase shares of our Common Stock under our 1997 Stock Plan at the commencement of his employment on December 8, 2001. These options vested over a four-year period from the date of grant and became fully exercisable on December 7, 2005.

(2)                          Mr. Winningham, Dr. Humphrey and Dr. Kitt received grants of options to purchase shares of our Common Stock under our 1997 Stock Plan on January 24, 2003. Starting on January 23, 2004, each option could be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, each option will become exercisable for an additional 1/48th of the total number of shares when each additional month of service is completed. As a result, each option will become fully exercisable four years after the date of grant.

(3)                          Mr. Winningham, Dr. Humphrey, Dr. Kitt and Mr. Shafer received grants of options to purchase shares of our Common Stock under our Long-Term Stock Option Plan on March 29, 2004. Vesting of the options depends in part on the “Put Date,” which means the day after the last day of the Put Period as that term is defined in our Restated Certificate of Incorporation. Starting with the earlier of the Put Date or January 1, 2008 (the “First Exercise Date”), 40% of the shares underlying each option may be exercised, an additional 30% of the shares may be exercised on March 29, 2008 and the final 30% of the shares may be exercised on March 29, 2009. The options will become exercisable in full if we are acquired and the optionee is subject to an involuntary termination. However, a transaction in which GSK acquires less than 100% of our stock or assets is not considered an acquisition that would trigger the foregoing acceleration provision.

(4)                          Mr. Winningham, Mr. Aguiar, Dr. Humphrey, Dr. Kitt and Mr. Shafer received grants of options to purchase shares of our Common Stock under our Incentive Plan on February 8, 2006. Starting on the First Exercise Date (as defined in footnote 3 above), each option may be exercised for a number of shares equal to 1/48th of the total multiplied by the number of months of service that have been completed between the date of grant and the First Exercise Date. Thereafter, each option becomes exercisable for an additional 1/48th of the total number of shares when each additional month of service is completed. As a result, each option will be fully exercisable four years after the date of grant. The options will become exercisable in full if we are acquired and the optionee is subject to an involuntary termination. However, a transaction in which GSK acquires less than 100% of our stock or assets is not considered an acquisition that would trigger the foregoing acceleration provision.

(5)                          Mr. Aguiar received a grant of an option to purchase shares of our Common Stock under our Incentive Plan at the commencement of his employment on March 7, 2005. Starting with the First Exercise Date (as defined in footnote 3 above), the option may be exercised for a number of shares equal to 1/48th of the total multiplied by the number of months of service that have been completed between the date of grant and the First Exercise Date. Thereafter, the option becomes exercisable for an additional 1/48th of the total number of shares when each additional month of service is completed. As a result, the option will be fully exercisable four years after the date of grant. The option will become exercisable in full if we are acquired and the optionee is subject to an involuntary termination. However, a transaction in which GSK acquires less than 100% of our stock or assets is not considered an acquisition that would trigger the foregoing acceleration provision.

(6)                          Mr. Aguiar received 50,000 restricted shares of our Common Stock at the commencement of his employment to replace an award that lapsed upon his departure from his prior employment. The grant was made under our Incentive Plan. One-half of the shares vest on the First Exercise Date (as defined in footnote 3 above), one-quarter of the shares vest on the first anniversary of the First Exercise Date, and the remaining one-quarter of the shares vest on the second anniversary of the First Exercise Date. The shares (whether vested or unvested) carry the same dividend and voting rights as our other shares of Common Stock.

(7)                          Computed in accordance with SEC rules as the number of unvested shares multiplied by the closing market price of our Common Stock at the end of fiscal year 2006. The actual value (if any) to be realized by the officer depends on whether the shares vest and the future performance of our Common Stock. On December 29, 2006, the closing price of our Common Stock was $30.89 per share.

(8)                          Mr. Aguiar received a grant of an option to purchase shares of our Common Stock under our Incentive Plan on April 26, 2006. Starting with the First Exercise Date (as defined in footnote 3 above), the option may be exercised for a number of shares equal to 1/48th of the total multiplied by the number of months of service that have been completed between February 8, 2006 and the First Exercise Date. Thereafter, the option becomes exercisable for an additional 1/48th of the total number of shares when each additional month of service is completed. As a result, the option will be fully exercisable four years after the date of grant. The option will become exercisable in full if we are acquired and the optionee is subject to an involuntary termination. However, a transaction in which GSK acquires less than 100% of our stock or assets is not considered an acquisition that would trigger the foregoing acceleration provision.

(9)                          Dr. Humphrey received a grant of an option to purchase shares of our Common Stock under our 1997 Stock Plan at the commencement of his employment on June 30, 2001. The option vested over a four-year period from the date of grant and became fully exercisable on June 29, 2005.

(10)                    Dr. Humphrey and Mr. Shafer received grants of options to purchase shares of our Common Stock under our 1997 Stock Plan on February 24, 2002. These options vested over a four-year period from the date of grant and became fully exercisable on February 23, 2006.

(11)                    Dr. Kitt received grants of options to purchase shares of our Common Stock under our 1997 Stock Plan at the commencement of his employment on April 13, 2002. These options vested over a four-year period from the date of grant and became fully exercisable on April 12, 2006.

(12)                    Dr. Kitt and Mr. Shafer received grants of options to purchase shares of our Common Stock under our Incentive Plan on February 10, 2005. Starting on the First Exercise Date (as defined in footnote 3 above), each option may be exercised for a number of shares equal to 1/48th of the total multiplied by the number of months of service that have been completed between the date of grant and the First Exercise Date. Thereafter, each option becomes exercisable for an additional 1/48th of the total number of shares when each additional month of service is completed. As a result, each option will be fully exercisable four years after the date of grant. The options will become exercisable in full if we are acquired and the optionee is subject to an involuntary termination. However, a transaction in which GSK acquires less than 100% of our stock or assets is not considered an acquisition that would trigger the foregoing acceleration provision.

OPTION EXERCISES AND STOCK VESTED

The following table shows the number of shares acquired upon exercise of options by each named executive officer during fiscal year 2006. No shares of restricted stock held by any named executive officer vested during fiscal year 2006.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
(a)	(b)	(c)
Rick E Winningham	—	—
Michael W. Aguiar	—	—
Patrick P.A. Humphrey	—	—
Michael M. Kitt	23,007	473,138
Bradford J. Shafer	40,761	942,759

(1)                       Value realized is based on the fair market value of our Common Stock on date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the officer.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The table below reflects the potential payments and benefits to which the named executive officers would be entitled under the Company’s change in control severance plan adopted by the Board of Directors. There are no agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits in connection with the termination of their employment other than pursuant to the change in control severance plan described below. The amounts shown in the table below assume that each termination was effective as of December 29, 2006, and that all eligibility requirements under the change in control severance plan were met.

Name	Bonus for Year of Termination ($)	Cash Severance ($)	Vacation Payout ($)	Unexercisable Options that Vest ($)(1)	Restricted Stock that Vests ($)(1)	Health and Welfare ($)(2)	Excise Tax Gross-Up ($)	Total($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(g)	(h)
Rick E Winningham	359,346	2,156,076	44,232	9,019,141	N/A	44,212	5,319,185	16,942,192
Chief Executive
Officer
Michael W. Aguiar	101,075	656,988	19,761	2,375,610	1,544,500	33,159	2,462,112	7,193,205
SVP, Chief
Financial Officer
Patrick P.A. Humphrey	150,087	1,050,610	10,888	4,388,310	N/A	27,543	2,770,603	8,398,042
EVP, Research
Michael M. Kitt	105,000	682,500	32,306	2,438,100	N/A	35,159	1,631,871	4,924,936
SVP, Development
Bradford J. Shafer	96,969	630,299	26,526	2,422,038	N/A	18,823	1,590,977	4,785,632
SVP, General
Counsel

(1)                          Closing price on December 29, 2006 was $30.89 per share.

(2)                          Amounts reflect the current cost to the Company of the individual’s health and welfare benefits per year, which was then multiplied by the applicable multiple pursuant to the change in control severance plan.

Conditions to Severance Payments

In order to receive benefits under the change in control severance plan, the named executive officer must have been involuntarily terminated other than for misconduct within three months prior to or twenty-four months after a change in control of the Company. Each of the following would be a change in control of the Company:

•              The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

•              The sale, transfer or other disposition of all or substantially all of the Company’s assets;

•              A change in the composition of our Board of Directors, as a result of which fewer than 50% of the incumbent directors are directors who either:

•              Had been directors of the Company on the date 24 months prior to the date of such change in the composition of our Board of Directors (the “Original Directors”); or

•              Were appointed to our Board of Directors, or nominated for election to our Board of Directors, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this paragraph; or

•              Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d 3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this subparagraph, the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

Except with respect to a GSK Change In Control (defined below), (i) any stock purchase by SmithKline Beecham Corporation, a Pennsylvania corporation (for purposes of this section, “GSK”), pursuant to the Class A Common Stock Purchase Agreement dated as of March 30, 2004 or (ii) the exercise by GSK of any of its rights under the Amended and Restated Governance Agreement, dated as of June 4, 2004, among the Company, GSK, GlaxoSmithKline plc and Glaxo Group Limited (the “Governance Agreement”) to representation on our Board of Directors (and its committees) or (iii) any acquisition by GSK of securities of the Company (whether by merger, tender offer, private or market purchases or otherwise) not prohibited by the Governance Agreement shall not constitute a Change in Control. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. A “GSK Change In Control” shall mean the acquisition by GSK of the Company’s Voting Stock (as defined in the Governance Agreement) that would bring GSK’s Percentage Interest (as defined in the Governance Agreement) to 100% in compliance with the provisions of the Governance Agreement.

A termination is involuntary if the individual is dismissed for reasons other than misconduct, or if the individual voluntarily resigns after one of the three following circumstances occurs without the individual’s consent: (a) a change in his position with the Company that materially reduces his level of responsibility; (b) a material reduction in his compensation (including base salary, fringe benefits and participation in bonus or incentive programs); or (c) a relocation of the individual’s place of employment by more than fifty miles. Misconduct means any material act of fraud, embezzlement or dishonesty by an individual, any material unauthorized use or disclosure by an individual of confidential information or trade secrets of the Company (or any parent or subsidiary of the Company), or any other intentional material misconduct by an individual adversely affecting the business or affairs of the Company (or any parent or subsidiary of the Company).

As a condition to the participant’s entitlement to receive any severance benefits under the change in control severance plan, the participant must execute a general release of claims against the Company and its affiliates within the time specified in the form of release provided by the Company. The severance benefits may also be conditioned upon the participant’s compliance with any confidentiality agreement between him and the Company.

Equity Acceleration

If a named executive officer meets the conditions to severance payments described above, then all of his unvested shares and options will become vested and exercisable at the time of his termination. If, however, the termination occurs prior to the end of the Put Period, as defined in the Company’s Restated

Certificate of Incorporation, then the vesting acceleration will be deferred until after the end of the Put Period, along with an extended exercise period.

Severance Cash Payments

If a named executive officer meets the conditions to severance payments described above, then:

•              at the senior vice president level, he will receive a lump sum payment equal to 150% of his annual base pay and target bonus plus a pro-rata portion of the year’s target bonus; and

•              at the chief executive officer or executive vice president level, he will receive a lump sum payment equal to 200% of his highest rate of base salary and target bonus plus a pro-rated portion of the year’s target bonus.

Under the change in control severance plan, annual base pay means the eligible participant’s base salary at the highest rate in effect at any regularly scheduled payroll period prior to the termination, and does not include bonuses, overtime, incentive pay, sales commissions or expense allowances. Target bonus means the normal bonus amount that would be paid for achieving 100% of the goals set out for the year of the termination in the annual bonus plan.

Health Care Benefits

If a named executive officer meets the conditions to severance payments described above, then he is entitled to continuation of all health and other welfare benefits for:

•              at the senior vice president level, the shorter of eighteen months and such time as he is re-employed with comparable health and welfare benefits; and

•              at the chief executive officer or executive vice president level, the shorter of twenty-four months and such time as he is re-employed with comparable health and welfare benefits.

280G Tax Gross-Up

If a named executive officer meets the conditions to severance payments described above, and if an independent accounting firm selected by the Company determines that the named executive officer would be subject to excise taxes under Section 4999 of the Internal Revenue Code as a result of payments under the change in control severance plan, due to acceleration of vesting of options, or otherwise, then the Company will pay the named executive officer an additional amount equal to the excise taxes and any income and excise taxes due as a result of the Company’s payment of the excise taxes, along with any interest or penalties stemming from these taxes.

Below is a description of the assumptions that were used in creating the table above.

Vesting Acceleration Calculation.   The value of the option vesting acceleration was calculated based on the assumption that the change in control and the executive’s employment termination occurred on December 29, 2006. The closing price of our stock as of December 29, 2006, was $30.89, which was used as the value of our stock in the change in control. The value of the vesting acceleration was calculated by multiplying the number of unvested option shares as of December 29, 2006, by the spread between the closing price of our stock as of December 29, 2006, and the exercise price for such unvested option shares.

280G Tax Gross-Up. The calculation of the gross-up payment in the above tables is based upon an excise tax rate of 20%, a 38.6% federal income tax rate, a 1.45% Medicare tax rate and a 5.7% state income tax rate. For purposes of this calculation, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to an executive executing a non-competition agreement.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plans

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2006:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	10,389,343	$12.92	4,864,193	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	10,389,343	$12.92	4,864,193	(2)

(1)                       Includes 3,500,000 shares of Common Stock from the share reserve increase approved by our Board of Directors on December 6, 2006 and which is the subject of Proposal 2.

(2)                       Includes 293,952 shares of Common Stock issuable under our Employee Stock Purchase Plan.

RELATED PERSON TRANSACTIONS

Transactions, arrangements or relationships in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest are subject to review, approval or ratification by our Board or a committee of our Board. Our Audit Committee, which has the principal responsibility for reviewing related person transactions, has adopted written policies and procedures with respect to related person transactions. In conformance with SEC regulations, these policies and procedures define related persons to include our executive officers, our directors and nominees to become a director of our company, any person who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or in which such person has a 5% or greater beneficial ownership interest. As set forth in our policies and procedures, it is our general policy to approve or ratify related person transactions only when our Board or a committee of our Board determines that the transaction is in, or is not inconsistent with, our and our stockholders’ best interests, including situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

During fiscal year ended December 31, 2006, we retained the services of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, a law firm of which Robert V. Gunderson, Jr., one of our directors, is a founding partner. During fiscal year ended December 31, 2006, we paid Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP fees of approximately $377,000. While Mr. Gunderson’s interest in these fees is not readily calculable, in any event his interest in these fees was less than $60,000. We expect to continue to retain the services of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP in the future.

In 2002 and 2004 we entered into significant agreements with GSK, which resulted in transactions with GSK during the fiscal year ended December 31, 2006 and contemplate transactions that may occur during the current fiscal year.

2002 Beyond Advair Collaboration

In November 2002, we entered into our Beyond Advair collaboration with GSK to develop and commercialize long-acting beta2 agonist (LABA) product candidates for the treatment of asthma and chronic obstructive pulmonary disease (“COPD”). These product candidates are intended to be administered via inhalation once daily both as a single new medicine and as part of a new combination medicine with an inhaled corticosteroid (ICS). Each company contributed four LABA product candidates to the collaboration, and two product candidates are in Phase 2b clinical programs.

In connection with this collaboration, in 2002 we received from GSK an upfront payment of $10 million and sold to an affiliate of GSK shares of our Series E preferred stock for an aggregate purchase price of $40 million. In addition, we were eligible to receive up to $495 million in development, approval, launch, and sales milestones and royalties on the sales of any product resulting from this collaboration. Through December 31, 2006, we have received a total of $50 million in development milestones and have up to $445 million in remaining milestones allocated as follows:  up to $75 million related to the achievement of certain clinical milestones by a Theravance-discovered LABA compound, up to $220 million related to approval and launch of a product containing a Theravance-discovered LABA in multiple regions in the world, and up to $150 million related to the achievement of certain sales thresholds, whether the LABA compound was discovered by Theravance or GSK. In the event that a LABA product candidate discovered by GSK is successfully developed and commercially launched in multiple locations of the world, we will be obligated to make payments to GSK of up to $220 million. Based on available information, we do not estimate that a significant portion of these potential milestone payments to GSK are likely to be made in the next three years. In addition, we are entitled to receive the same royalties on product sales of medicines from the Beyond Advair collaboration, regardless of whether the product candidate originated with Theravance or with GSK. The royalty structure is downward tiering and would result in an average percentage royalty rate in the low- to mid-teens at annual net sales of up to approximately $4 billion and the average royalty rate would decline to single digits at annual net sales of more than $6 billion. Sales of single agent LABA medicines and combination LABA/ICS medicines would be combined for the purposes of this royalty calculation.

2004 Strategic Alliance

In March 2004, we entered into our strategic alliance with GSK. Under this alliance, GSK received an option to license product candidates from all of our full drug discovery programs initiated prior to September 1, 2007, on pre-determined terms and on an exclusive, worldwide basis. We are obligated to use diligent efforts to discover and deliver compounds for the alliance and have committed to initiating at least three new discovery programs from May 2004 through August 2007. We maintain sole decision-making authority with respect to our discovery programs, including without limitation, decisions relating to initiation and termination of discovery programs, and staffing and resource allocation among discovery programs. Since May 2004 we have initiated three new discovery programs. In connection with the strategic alliance with GSK, we received from GSK a payment of $20 million. In May 2004 GSK purchased through an affiliate 6,387,096 shares of our Class A Common Stock for an aggregate purchase price of $108.9 million. Through December 31, 2006, we have received $36 million in upfront and milestone payments from GSK relating to the strategic alliance.

GSK must exercise its right to license no later than sixty days subsequent to (i) for our inhaled respiratory discovery programs, the “development candidate” stage (generally defined as the point when the lead candidate is selected for preclinical studies and preparation for entry into a Phase 1 clinical study), or (ii) for programs other than inhaled respiratory programs, the “proof-of-concept” stage (generally defined as the successful completion of a Phase 2a clinical study showing efficacy and tolerability if the biological target for the drug has been clinically validated by an existing medicine, and successful completion of a Phase 2b clinical study showing efficacy and tolerability if the biological target for the drug has not been clinically validated by an existing medicine). Under the terms of the strategic alliance, GSK has only one opportunity to license each of our programs. Upon its decision to license a program, GSK is responsible for funding all future development, manufacturing and commercialization activities for product candidates in that program. In addition, GSK is obligated to use diligent efforts to develop and commercialize product candidates from any program that it licenses. Consistent with our strategy, we are obligated at our sole cost to discover two structurally different product candidates for any programs that are licensed by GSK under the alliance. If these programs are successfully advanced through development by GSK, we are entitled to receive clinical, regulatory and commercial milestone payments and royalties on any sales of medicines developed from these programs. The royalty structure for a product containing one of our compounds as a single active ingredient would result in an average percentage royalty rate in the low double digits. If a product is successfully commercialized, in addition to any royalty revenue that we receive, the total upfront and milestone payments that we could receive in any given program that GSK licenses range from $130 million to $162 million for programs with single-agent medicines and up to $252 million for programs with both a single-agent and a combination medicine. If GSK chooses not to license a program, we retain all rights to the program and may continue the program alone or with a third party. To date GSK has licensed our two COPD programs: long-acting muscarinic antagonist (LAMA) and bifunctional muscarinic antagonist-beta2 agonist (MABA). We received a $5 million payment from GSK in connection with its license of each of our LAMA and MABA programs in August 2004 and March 2005, respectively. There can be no assurance that GSK will license any other programs under the terms of the alliance agreement or at all, which could have an adverse effect on our business and financial condition.

As part of the strategic alliance, we amended our certificate of incorporation to provide for the redemption of our Common Stock under certain circumstances. In July 2007, GSK has a call right to require us to redeem, and upon notice, each stockholder (including GSK, to the extent GSK holds Common Stock) will automatically be deemed to have submitted for redemption, 50% of our Common Stock held by such stockholder at $54.25 per share. If GSK does not exercise this call right, then in August 2007, our stockholders (including GSK, to the extent GSK holds Common Stock) have a put right to cause us to redeem up to 50% of their Common Stock at $19.375 per share. In either case, GSK is contractually obligated to pay to us the funds necessary for us to redeem the shares of Common Stock from our stockholders; however, GSK’s maximum obligation for the shares subject to the put is capped at $525 million. We are under no obligation to redeem our shares under the call or the put until we receive funds to redeem such shares from GSK. Alternatively, if our stockholders exercise the put, GSK may elect to purchase the shares of Common Stock that are put directly from our stockholders. GSK’s ownership of our stock could increase to approximately 59% through the concurrent issuance to GSK of the number of shares of stock that we may be required to redeem from our stockholders. In addition, if GSK’s ownership of our stock increases to more than 50% as a result of the call right or put right, GSK will receive an extension of its exclusive option to our programs initiated prior to September 1, 2012; otherwise, this exclusive option does not apply to programs initiated after September 1, 2007.

In addition, we entered into a governance agreement with GSK, which among other matters, (i) gives GSK the right to nominate directors to our Board of Directors, (ii) provides GSK with rights regarding certain corporate governance matters, including the right to restrict our ability to take specified significant corporate actions, such as the issuance of debt and equity securities above specified limitations, the sale of significant assets, acquisitions by us and the redemption of our Common Stock, and (iii) governs future acquisitions or dispositions of our securities by GSK. Pursuant to a partial exercise of its rights under the governance agreement, upon the closing of our initial public offering on October 8, 2004, GSK purchased through an affiliate an additional 433,757 shares of Class A Common Stock. GSK’s ownership position of our outstanding stock was approximately 15.6% as of February 15, 2007.

Delivery of Documents to Stockholders Sharing an Address

A number of brokers with account holders who are Theravance, Inc. stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to Theravance, Inc., 901 Gateway Boulevard, South San Francisco, California 94080 Attn: Secretary or contact Bradford J. Shafer, Secretary at (650) 808-6000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Bradford J. Shafer Senior Vice President, General Counsel and Secretary
March 12, 2007

APPENDIX A

THERAVANCE, INC.
2004 EQUITY INCENTIVE PLAN
(As Adopted May 27, 2004 and Amended December 6, 2006)

A-i

9.4 Voting and Dividend Rights	6
9.5 Form and Time of Settlement of Stock Units	6
9.6 Death of Recipient	7
9.7 Creditors’ Rights	7
ARTICLE X. CHANGE IN CONTROL	7
10.1 Effect of Change in Control	7
10.2 Acceleration	7
ARTICLE XI. PROTECTION AGAINST DILUTION	7
11.1 Adjustments	7
11.2 Dissolution or Liquidation	8
11.3 Reorganizations	8
ARTICLE XII. DEFERRAL OF AWARDS	9
ARTICLE XIII. AWARDS UNDER OTHER PLANS	9
ARTICLE XIV. PAYMENT OF FEES IN SECURITIES	9
14.1 Effective Date	9
14.2 Elections to Receive NSOs, Restricted Shares or Stock Units	9
14.3 Number and Terms of NSOs, Restricted Shares or Stock Units	9
ARTICLE XV. LIMITATION ON RIGHTS	9
15.1 Retention Rights	9
15.2 Stockholders’ Rights	10
15.3 Regulatory Requirements	10
ARTICLE XVI. WITHHOLDING TAXES	10
16.1 General	10
16.2 Share Withholding	10
ARTICLE XVII. FUTURE OF THE PLAN	10
17.1 Term of the Plan	10
17.2 Amendment or Termination	11
17.3 Stockholder Approval	11
ARTICLE XVIII. DEFINITIONS	11

A-ii

THERAVANCE, INC.
2004 EQUITY INCENTIVE PLAN

ARTICLE I.          INTRODUCTION.

The Plan was adopted by the Board to be effective at the IPO.  The purpose of the Plan is to promote the long-term success of the Corporation and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications, and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership.  The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

ARTICLE II.                        ADMINISTRATION.

2.1   Committee Composition.   The Committee shall administer the Plan.  The Committee shall consist exclusively of two or more directors of the Corporation, who shall be appointed by the Board.  In addition, each member of the Committee shall meet the following requirements:

(a)        Any listing standards prescribed by the principal securities market on which the Corporation’s equity securities are traded;

(b)        Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code;

(c)        Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(d)        Any other requirements imposed by applicable law, regulations or rules.

2.2   Committee Responsibilities.   The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan, (d) make all other decisions relating to the operation of the Plan and (e) carry out any other duties delegated to it by the Board.  The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan.  The Committee’s determinations under the Plan shall be final and binding on all persons.

2.3   Committee for Non-Officer Grants.   The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the Corporation who need not satisfy the requirements of Section 2.1.  Such secondary committee may administer the Plan with respect to Employees and Consultants who are not Outside Directors and are not considered executive officers of the Corporation under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards.  Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

ARTICLE III.                   SHARES AVAILABLE FOR GRANTS.

3.1   Basic Limitation.   Shares of Common Stock issued pursuant to the Plan may be authorized but unissued shares or treasury shares.  The aggregate number of shares of Common stock that may be awarded pursuant to Awards granted under the Plan shall not exceed (a) 7,200,000 (1) shares plus the number of shares remaining available for issuance under the 1997 Stock Plan and the Long-Term Stock Option Plan and (b) the additional shares of Common Stock described in Sections 3.2 and 3.4.  The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 11.  The number of shares of Common Stock that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of shares of Common Stock that then remain available for issuance under the Plan.

3.2   Additional Shares.   If Restricted Shares or shares of Common Stock issued upon the exercise of Options under this Plan, the 1997 Stock Plan, or the Long-Term Stock Option Plan are forfeited or repurchased, then such shares of Common Stock shall again become available for Awards under this Plan.  If Stock Units, Options or SARs under this Plan, the 1997 Stock Plan, or the Long-Term Stock Option Plan are forfeited or terminate for any other reason before being exercised, then the corresponding shares of Common Stock shall again become available for Awards under this Plan.  If Stock Units are settled, then only the number of shares of Common Stock (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan.  If SARs are exercised, then only the number of shares of Common Stock (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan.

3.3   Dividend Equivalents.   Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

3.4   Shares Subject to Substituted Options.   The number of shares of Common Stock subject to Options granted by the Corporation shall not reduce the number of shares of Common Stock that may be issued under Section 3.1 if (a) the Corporation or a Subsidiary is a party to a transaction with another corporation described in section 424(a) of the Code, (b) employees or independent contractors of such corporation hold options to purchase shares of such corporation’s stock that are cancelled as part of such transaction and (c) the Corporation grants Options under the Plan to such employees or independent contractors to replace the cancelled options in accordance with section 424(a) of the Code (whether or not such Options are ISOs).

ARTICLE IV. ELIGIBILITY.

4.1   Incentive Stock Options.   Only Employees who are common-law employees of the Corporation, a Parent or a Subsidiary shall be eligible for the grant of ISOs.  In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Corporation or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

4.2   Other Grants.   Only Employees, Outside Directors and Consultants shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.

(1)   All share numbers reflect the reverse stock split approved in connection with the IPO.  Reflects increase of 3,500,000 shares approved by the Compensation Committee of the Board of Directors on November 29, 2006 and the Board of Directors on December 6, 2006.

ARTICLE V. OPTIONS.

5.1   Stock Option Agreement.   Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Corporation.  Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The Stock Option Agreement shall specify whether the Option is an ISO or an NSO.  The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.  Options may be granted in consideration of a reduction in the Optionee’s other compensation.

5.2   Number of Shares.   Each Stock Option Agreement shall specify the number of shares of Common Stock subject to the Option and shall provide for the adjustment of such number in accordance with Article 11.  Options granted to any Optionee in a single fiscal year of the Corporation shall not cover more than 1,500,000 shares of Common Stock, except that Options granted to a new Employee in the fiscal year of the Corporation in which his or her service as an Employee first commences shall not cover more than 2,000,000 shares of Common Stock.  The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

5.3   Exercise Price.   Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.

5.4   Exercisability and Term.   Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable.  The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant.  A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service.  Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

5.5   Modification or Assumption of Options.   Within the limitations of the Plan, the Committee may modify, extend, or assume outstanding options.  The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.  Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Articles X and XI, neither the Committee nor any other person may decrease the exercise price for any outstanding Option after the date of grant nor cancel or allow an optionee to surrender an outstanding Option to the Corporation as consideration for the grant of a new Option with a lower exercise price or the grant of another type of Award the effect of which is to reduce the exercise price of any outstanding Option.

5.6   Buyout Provisions.   The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

ARTICLE VI.       PAYMENT FOR OPTION SHARES.

6.1   General Rule.   The entire Exercise Price of shares of Common Stock issued upon exercise of Options shall be payable in cash or cash equivalents at the time such shares of Common Stock are purchased, except that the Committee at its sole discretion may accept payment of the Exercise Price in any other form(s) described in this Article 6.  However, if the Optionee is an Outside Director or executive officer of the Corporation, he or she may pay the Exercise Price in a form other than cash or cash equivalents only to the extent permitted by section 13(k) of the Exchange Act.

6.2   Surrender of Stock.   With the Committee’s consent, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, shares of Common Stock that are already owned by the Optionee.  Such shares of Common Stock shall be valued at their Fair Market Value on the date the new shares of Common Stock are purchased under the Plan.  The Optionee shall not surrender, or attest to the ownership of, shares of Common Stock in payment of the Exercise Price if such action would cause the Corporation to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

6.3   Exercise/Sale.   With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Corporation) an irrevocable direction to a securities broker approved by the Corporation to sell all or part of the shares of Common Stock being purchased under the Plan and to deliver all or part of the sales proceeds to the Corporation.

6.4   Exercise/Pledge.   With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Corporation) an irrevocable direction to pledge all or part of the shares of Common Stock being purchased under the Plan to a securities broker or lender approved by the Corporation, as security for a loan, and to deliver all or part of the loan proceeds to the Corporation.

6.5   Promissory Note.   With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Corporation) a full-recourse promissory note.  However, the par value of the shares of Common Stock being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

6.6   Other Forms of Payment.   With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE VII.     STOCK APPRECIATION RIGHTS.

7.1   SAR Agreement.   Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Corporation.  Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various SAR Agreements entered into under the Plan need not be identical.  SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

7.2   Number of Shares.   Each SAR Agreement shall specify the number of shares of Common Stock to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 11.  SARs granted to any Optionee in a single fiscal year shall in no event pertain to more than 1,500,000 shares of Common Stock, except that SARs granted to a new Employee in the fiscal year of the Corporation in which his or her service as an Employee first commences shall not pertain to more than 2,000,000 shares of Common Stock.  The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

7.3   Exercise Price.   Each SAR Agreement shall specify the Exercise Price which shall not be less than fair market value.  An SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

7.4   Exercisability and Term.   Each SAR Agreement shall specify the date all or any installment of the SAR is to become exercisable.  The SAR Agreement shall also specify the term of the SAR.  An SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service.  SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited.  An

SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter.  An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

7.5   Exercise of SARs.   Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Corporation (a) shares of Common Stock, (b) cash or (c) a combination of shares of Common Stock and cash, as the Committee shall determine.  The amount of cash and/or the Fair Market Value of shares of Common Stock received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the SARs exceeds the Exercise Price.  If, on the date an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6   Modification or Assumption of SARs.   Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs.  The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

ARTICLE VIII.    RESTRICTED SHARES.

8.1   Restricted Stock Agreement.   Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Corporation.  Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

8.2   Payment for Awards.   Subject to the following two sentences, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, property, full-recourse promissory notes, past services and future services.  To the extent that an Award consists of newly issued Restricted Shares, the consideration shall consist exclusively of cash, cash equivalents, property or past services rendered to the Corporation (or a Parent or Subsidiary) or, for the amount in excess of the par value of such newly issued Restricted Shares, full-recourse promissory notes.  If the Participant is an Outside Director or executive officer of the Corporation, he or she may pay for Restricted Shares with a promissory note only to the extent permitted by section 13(k) of the Exchange Act.  Within the limitations of the Plan, the Committee may accept the cancellation of outstanding options in return for the grant of Restricted Shares.

8.3   Vesting Conditions.   Each Award of Restricted Shares may or may not be subject to vesting.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement.  The Committee may include among such conditions the requirement that the performance of the Corporation or a business unit of the Corporation for a specified period of one or more fiscal years equal or exceed a target determined in advance by the Committee.  The Committee shall determine such performance.  Such target shall be based on one or more of the criteria set forth in Appendix A.  The Committee shall identify such target not later than the 90th day of such period.  Subject to adjustment in accordance with Article 11, in no event shall more than 1,500,000 Restricted Shares that are subject to performance-based vesting conditions be granted to any Participant in a single fiscal year of the Corporation, except that 2,000,000 Restricted Shares may be granted to a new Employee in the fiscal year of the Corporation in which his or her service as an Employee first commences.  A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events.  The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in

Control occurs with respect to the Corporation or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.

8.4   Voting and Dividend Rights.   The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Corporation’s other stockholders.  A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares.  Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE IX.                    STOCK UNITS.

9.1   Stock Unit Agreement.   Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Corporation.  Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.  Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.  Stock Units granted to a recipient may in no event pertain to more than $10,000,000 in a single fiscal year.

9.2   Payment for Awards.   To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

9.3   Vesting Conditions.   Each Award of Stock Units may or may not be subject to vesting.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement.  The Committee may include among such conditions the requirement that the performance of the Corporation or a business unit of the Corporation for a specified period of one or more fiscal years equal or exceed a target determined in advance by the Committee.  The Committee shall determine such performance.  Such target shall be based on one or more of the criteria set forth in Appendix A.  The Committee shall identify such target not later than the 90th day of such period.  A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events.  The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that the Corporation is subject to a Change in Control or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.

9.4   Voting and Dividend Rights.   The holders of Stock Units shall have no voting rights.  Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents.  Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one share of Common Stock while the Stock Unit is outstanding.  Dividend equivalents may be converted into additional Stock Units.  Settlement of dividend equivalents may be made in the form of cash, in the form of shares of Common Stock, or in a combination of both.  Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

9.5   Form and Time of Settlement of Stock Units.   Settlement of vested Stock Units may be made in the form of (a) cash, (b) shares of Common Stock or (c) any combination of both, as determined by the Committee.  The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors.  Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of shares of Common Stock over a series of trading days.  Vested Stock Units may be settled in a lump sum or in installments.  The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date.  The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents.  Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 11.

9.6   Death of Recipient.   Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries.  Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Corporation.  A beneficiary designation may be changed by filing the prescribed form with the Corporation at any time before the Award recipient’s death.  If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

9.7   Creditors’ Rights.   A holder of Stock Units shall have no rights other than those of a general creditor of the Corporation.  Stock Units represent an unfunded and unsecured obligation of the Corporation, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE X.        CHANGE IN CONTROL.

10.1   Effect of Change in Control.   In the event of any Change in Control, each outstanding Award shall automatically accelerate so that each such Award shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such Award and may be exercised for any or all of those shares as fully-vested shares of Common Stock.  However, an outstanding Award shall not so accelerate if and to the extent such Award is, in connection with the Change in Control, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable Award for shares of the capital stock of the successor corporation (or parent thereof).  The determination of Award comparability shall be made by the Committee, and its determination shall be final, binding and conclusive.

10.2   Acceleration.   The Committee shall have the discretion, exercisable either at the time the Award is granted or at any time while the Award remains outstanding, to provide for the automatic acceleration of vesting upon the occurrence of a Change in Control, whether or not the Award is to be assumed or replaced in the Change in Control.

ARTICLE XI. PROTECTION AGAINST DILUTION.

11.1   Adjustments.   In the event of a subdivision of the outstanding shares of Common Stock, a declaration of a dividend payable in shares of Common Stock, a declaration of a dividend payable in a form other than shares of Common Stock in an amount that has a material affect on the price of shares of Common Stock, a combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a lesser number of shares of Common Stock, a recapitalization, a spin-off or a similar occurrence, corresponding adjustments shall automatically be made in each of the following:

(a)        The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3;

(b)        The limitations set forth in Sections 5.2 and 7.2;

(c)        The number of shares of Common Stock covered by each outstanding Option and SAR;

(d)        The Exercise Price under each outstanding Option and SAR; or

(e)        The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Article 11, a Participant shall have no rights by reason of any issue by the Corporation of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

11.2   Dissolution or Liquidation.   To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Corporation.

11.3   Reorganizations.   In the event that the Corporation is a party to a merger or consolidation, all outstanding Awards shall be subject to the agreement of merger or consolidation.  Such agreement shall provide for one or more of the following:

(a)        The continuation of such outstanding Awards by the Corporation (if the Corporation is the surviving corporation).

(b)        The assumption of such outstanding Awards by the surviving corporation or its parent (in a manner that complies with section 424(a) of the Code with respect to Options).

(c)        The substitution by the surviving corporation or its parent of new awards for such outstanding Awards (in a manner that complies with section 424(a) of the Code with respect to Options).

(d)        Full exercisability of such outstanding Awards and full vesting of the shares of Common Stock subject to such Awards, followed by the cancellation of such Awards.  The full exercisability of such Awards and full vesting of the shares of Common Stock subject to such Awards may be contingent on the closing of such merger or consolidation.  The Participants shall be able to exercise such Awards during a period of not less than five full business days preceding the closing date of such merger or consolidation, unless (i) a shorter period is required to permit a timely closing of such merger or consolidation and (ii) such shorter period still offers the Participants a reasonable opportunity to exercise such Awards.  Any exercise of such Awards during such period may be contingent on the closing of such merger or consolidation.

(e)        The cancellation of such outstanding Awards and a payment to the Participants equal to the excess of (i) the Fair Market Value of the shares of Common Stock subject to such Awards (whether or not such Awards are then exercisable or such shares of Common Stock are then vested) as of the closing date of such merger or consolidation over (ii) their Exercise Price.  Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount.  Such payment may be made in installments and may be deferred until the date or dates when such Awards would have become exercisable or such shares of Common Stock would have vested.  Such payment may be subject to vesting based on the Optionee’s continuing service, provided that the vesting schedule shall not be less favorable to the Participants than the schedule under which such Awards would have become exercisable or such shares of Common Stock would have vested.  If the Exercise Price of the shares of Common Stock subject to such Awards exceeds the Fair Market Value of such shares of Common Stock, then such Awards may be cancelled without making a payment to the Participants.  For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

ARTICLE XII.     DEFERRAL OF AWARDS.

The Committee (in its sole discretion) may permit or require a Participant to:

(a)        Have cash that otherwise would be paid to such Participant as a result of the exercise of an SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Corporation’s books;

(b)        Have shares of Common Stock that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(c)        Have shares of Common Stock that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Corporation’s books.  Such amounts shall be determined by reference to the Fair Market Value of such shares of Common Stock as of the date they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Article 12 may be credited with interest or other forms of investment return, as determined by the Committee.  A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Corporation.  Such an account shall represent an unfunded and unsecured obligation of the Corporation and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Corporation.  If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article 12.

ARTICLE XIII.          AWARDS UNDER OTHER PLANS.

The Corporation may grant awards under other plans or programs.  Such awards may be settled in the form of shares of Common Stock issued under this Plan.  Such shares of Common Stock shall be treated for all purposes under the Plan like shares of Common Stock issued in settlement of Stock Units and shall, when issued, reduce the number of shares of Common Stock available under Article 3.

ARTICLE XIV.    PAYMENT OF FEES IN SECURITIES.

14.1   Effective Date.   No provision of this Article 14 shall be effective unless and until the Board has determined to implement such provision.

14.2   Elections to Receive NSOs, Restricted Shares or Stock Units.   An Outside Director may elect to receive his or her annual retainer payments or meeting fees from the Corporation in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board.  Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan.  An election under this Article 14 shall be filed with the Corporation on the prescribed form.

14.3   Number and Terms of NSOs, Restricted Shares or Stock Units.   The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers or meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board.  The Board shall also determine the terms of such NSOs, Restricted Shares or Stock Units.

ARTICLE XV.                 LIMITATION ON RIGHTS.

15.1   Retention Rights.   Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant.  The Corporation and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee,

Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Corporation’s certificate of incorporation and by-laws and a written employment agreement (if any).

15.2   Stockholders’ Rights.   A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any shares of Common Stock covered by his or her Award prior to the time a stock certificate for such shares of Common Stock is issued or, if applicable, the time he or she becomes entitled to receive such shares of Common Stock by filing any required notice of exercise and paying any required Exercise Price.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

15.3   Regulatory Requirements.   Any other provision of the Plan notwithstanding, the obligation of the Corporation to issue shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required.  The Corporation reserves the right to restrict, in whole or in part, the delivery of shares of Common Stock pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such shares of Common Stock, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE XVI.    WITHHOLDING TAXES.

16.1   General.   To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise in connection with the Plan.  The Corporation shall not be required to issue any shares of Common Stock or make any cash payment under the Plan until such obligations are satisfied.

16.2   Share Withholding.   To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Corporation withhold all or a portion of any shares of Common Stock that otherwise would be issued to him or her or by surrendering all or a portion of any shares of Common Stock that he or she previously acquired.  Such shares of Common Stock shall be valued at their Fair Market Value on the date they are withheld or surrendered.

ARTICLE XVII.       FUTURE OF THE PLAN.

17.1   Term of the Plan.   The Plan, as set forth herein, shall become effective on the date of effectiveness of the IPO.  The Plan shall remain in effect until it is terminated under Section 17.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date the Board adopted the Plan or (b) the date the Board adopted the most recent increase in the number of shares of Common Stock available under Article 3 which was approved by the Corporation’s stockholders.  The Plan shall serve as the successor to the Predecessor Plans, and no further option grants shall be made under the Predecessor Plans after the Plan effective date.  All options outstanding under the Predecessor Plans as of such date shall, immediately upon effectiveness of the Plan, remain outstanding in accordance with their terms.  Each outstanding option under the Predecessor Plans shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock, except that the following vesting acceleration provisions relating to Change in Control shall be extended to the options outstanding under the Predecessor Plans at the IPO: if the optionee experiences an involuntary termination within three months before or twenty-four months following a Change in Control, each of such optionee’s outstanding options shall automatically accelerate so that each such option shall, immediately prior to the effective date of the termination, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock, provided that no options accelerated pursuant to the foregoing provision may become exercisable prior to September 12, 2007.

17.2   Amendment or Termination.   The Board may, at any time and for any reason, amend or terminate the Plan.  No Awards shall be granted under the Plan after the termination thereof.  The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

17.3   Stockholder Approval.   An amendment of the Plan shall be subject to the approval of the Corporation’s stockholders only to the extent required by applicable laws, regulations or rules.  However, an amendment of the last sentence of Section 5.5 is subject to the approval of the Corporation’s stockholders and section 162(m) of the Code may require that the Corporation’s stockholders approve:

(a)        The Plan not later than the first regular meeting of stockholders that occurs in the fourth calendar year following the calendar year in which the Corporation’s initial public offering occurred; and

(b)        The performance criteria set forth in Article 9.2 not later than the first meeting of stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders previously approved such criteria.

ARTICLE XVIII.                                                  DEFINITIONS.

18.1   “Affiliate” means any entity other than a Subsidiary, if the Corporation and/or one or more Subsidiaries own not less than 50% of such entity.

18.2   “Award” means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.

18.3   “Board” means the Corporation’s Board of Directors, as constituted from time to time.

18.4   “Change in Control” shall mean:

(a)        The consummation of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Corporation immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b)        The sale, transfer or other disposition of all or substantially all of the Corporation’s assets;

(c)        A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:

(i)         Had been directors of the Corporation on the date 24 months prior to the date of such change in the composition of the Board (the “Original Directors”) or

(ii)       Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Paragraph (ii); or

(d)        Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing at least 50% of the total voting power represented by the Corporation’s then outstanding voting securities.  For purposes of this Paragraph (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of the common stock of the Corporation.

Except with respect to a GSK Change In Control (defined below), (i) any stock purchase by SmithKline Beecham Corporation, a Pennsylvania corporation (“GSK”), pursuant to the Class A Common Stock Purchase Agreement dated as of March 30, 2004 or (ii) the exercise by GSK of any of its rights under the Amended and Restated Governance Agreement dated as of June 4, 2004 among the Corporation, GSK, GlaxoSmithKline plc and Glaxo Group Limited (the “Governance Agreement”) to representation on the Board (and its committees) or (iii) any acquisition by GSK of securities of the Corporation (whether by merger, tender offer, private or market purchases or otherwise) not prohibited by the Governance Agreement shall not constitute a Change in Control.  A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Corporation’s securities immediately before such transaction. A “GSK Change In Control” shall mean the acquisition by GSK of the Corporation’s Voting Stock (as defined in the Governance Agreement) that would bring GSK’s Percentage Interest (as defined in the Governance Agreement) to 100% in compliance with the provisions of the Governance Agreement.

18.5   “Code” means the Internal Revenue Code of 1986, as amended.

18.6   “Committee” means a committee of the Board, as described in Article 2.

18.7   “Common Stock” means the common stock of the Corporation.

18.8   “Corporation” means Theravance, Inc., a Delaware corporation.

18.9   “Consultant” means a consultant or adviser who provides bona fide services to the Corporation, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

18.10   “Employee” means a common-law employee of the Corporation, a Parent, a Subsidiary or an Affiliate.

18.11   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

18.12   “Exercise Price,” in the case of an Option, means the amount for which one share of Common Stock may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.  “Exercise Price,” in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one share of Common Stock in determining the amount payable upon exercise of such SAR.

18.13   “Fair Market Value” means the closing selling price of one share of Common Stock as reported on Nasdaq, and if not available, then it shall be determined by the Committee in good faith on such basis as it deems appropriate.  Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal.  Such determination shall be conclusive and binding on all persons.

18.14   “IPO” means the initial public offering of the Corporation’s Common Stock.

18.15   “ISO” means an incentive stock option described in section 422(b) of the Code.

18.16   “NSO”  means a stock option not described in sections 422 or 423 of the Code.

18.17   “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase shares of Common Stock.

18.18   “Optionee” means an individual who or estate that holds an Option or SAR.

18.19   “Outside Director” shall mean a member of the Board who is not an Employee.  Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

18.20   “Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, if each of the corporations other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

18.21   “Participant” means an individual who or estate that holds an Award.

18.22   “Plan” means this Theravance, Inc. 2004 Equity Incentive Plan, as amended from time to time.

18.23   “Predecessor Plans” means the Corporation’s existing 1997 Stock Plan and Long-Term Stock Option Plan.

18.24   “Restricted Share” means a share of Common Stock awarded under Article 8 of the Plan.

18.25   “Restricted Stock Agreement” means the agreement between the Corporation and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

18.26   “SAR” means a stock appreciation right granted under the Plan.

18.27   “SAR Agreement” means the agreement between the Corporation and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

18.28   “Stock Option Agreement” means the agreement between the Corporation and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

18.29   “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Common Stock, as awarded under the Plan.

18.30   “Stock Unit Agreement” means the agreement between the Corporation and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

18.31   “Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

APPENDIX A TO THE THERAVANCE, INC.
2004 EQUITY INCENTIVE PLAN

PERFORMANCE CRITERIA FOR RESTRICTED SHARES AND STOCK UNITS

The performance goals that may be used by the Committee for such awards shall consist of: drug development milestones, operating profits (including EBITDA), net profits, earnings per share, profit returns and margins, revenues, stockholder return and/or value, stock price and working capital.  Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof.  Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria.  Profit, earnings and revenues used for any performance goal measurement shall exclude: gains or losses on operating asset sales or dispositions; asset write-downs; litigation or claim judgments or settlements; accruals for historic environmental obligations; effect of changes in tax law or rate on deferred tax liabilities; accruals for reorganization and restructuring programs; uninsured catastrophic property losses; the cumulative effect of changes in accounting principles; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial performance appearing in the Corporation’s annual report to stockholders for the applicable year.

APPENDIX B

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
THERAVANCE, INC.

Theravance, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”)

DOES HEREBY CERTIFY:

FIRST:  The name of the Corporation is Theravance, Inc.

SECOND:  The Board of Directors of the Corporation adopted resolutions setting forth proposed amendments to the Restated Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and in the best interests of the Corporation and its stockholders and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders of said Corporation entitled to vote thereof for their approval. The resolutions setting forth said amendments are as follows:

RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by replacing the second sentence of Article IV Section C.1 thereof so that such sentence shall be and read as follows:

“In the case of dividends or other distributions payable in stock of the corporation including, distributions pursuant to stock splits or divisions of the stock of the corporation which occur after the initial issuance of Class A Common Stock but prior to the Call/Put Termination Date, only shares of Common Stock shall be paid or distributed with respect to Common Stock and only shares of Class A Common Stock shall be paid or distributed with respect to Class A Common Stock, and on or following the Call/Put Termination Date, only shares of Common Stock shall be paid or distributed with respect to Common Stock and Class A Common Stock.”

RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by replacing the last sentence of Article IV Section C.6(a)(i) thereof so that such sentence shall be and read as follows:

“The Company will issue to GSK (or to its designated Affiliate), on the Call Date as specified in the Call Notification, an equal number of duly authorized and validly issued shares of Class A Common Stock and  Common Stock, such that the aggregate number of shares issued is equal to the number of shares of Common Stock acquired thereby by the Company upon cancellation of the Common Stock subject to the Call (provided that if the aggregate number of shares to be issued is an odd number, then one more share of Class A Common Stock shall be issued than of Common Stock).”

RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by replacing the last sentence of Article IV Section C.6(a)(ii) thereof so that such sentence shall be and read as follows:

“The corporation will issue to GSK (or to its designated Affiliate), on the date of cancellation of the Common Stock redeemed by the Company pursuant to the Put (which date shall be no later than five Business Days following the end of the Put Period), an equal number of duly authorized and validly issued shares of Class A Common Stock and Common Stock, such that the aggregate number of shares issued is equal to the number of shares of Common Stock acquired thereby by the Company (provided that if the aggregate number of shares to be issued is an odd number, then one more share of Class A Common Stock shall be issued than of Common Stock).”

B-1

THIRD:  That thereafter said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (a) by obtaining a majority vote in favor of said amendment by the holders of Common Stock and Class A Stock, voting together as a single class and (b) by obtaining a majority vote in favor of said amendment by the holders of Class A Common Stock, voting as a separate class, each in the manner set forth in Section 222 of the General Corporation Law.

*              *              *

IN WITNESS WHEREOF, Theravance, Inc., has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be signed by its Chief Executive Officer this                day of                                , 2007.

Rick E Winningham
Chief Executive Officer

B-2

THERAVANCE, INC.
PROXY/VOTING INSTRUCTIONS CARD
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 25, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Rick E Winningham and Michael W. Aguiar as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Theravance, Inc. held of record by the undersigned on March 1, 2007, at the Annual Meeting of Stockholders to be held at the Presidio Room, Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, California 94080, at 1:00 p.m. local time on April 25, 2007, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

THERAVANCE, INC. P.O. BOX 11204
NEW YORK, N.Y. 10203-0204

THERAVANCE, INC.	YOUR VOTE IS IMPORTANT
VOTE BY INTERNET / TELEPHONE
24 HOURS A DAY, 7 DAYS A WEEK

INTERNET			TELEPHONE		MAIL

	https://www.proxypush.com/thrx		1-866-430-8286
•	Go to the website address listed above.	OR	• Use any touch-tone telephone.	OR	• Mark, sign and date your proxy card.
•	Have your proxy card ready.		• Have your proxy card ready.		• Detach your proxy card.
•	Follow the simple instructions that appear on your computer screen.		• Follow the simple recorded instructions.		• Return your proxy card in the postage-paid envelope provided.

The Internet and telephone voting facilities will close at 11:59 P.M. EDT on April 24, 2007.

1-866-430-8286
CALL TOLL-FREE TO VOTE THERE IS NO CHARGE FOR THIS CALL WITHIN THE UNITED STATES AND CANADA ONLY

☐
PLEASE DETACH PROXY CARD HERE

Mark, Sign, Date and Return		☒
the Proxy Card Promptly
Using the Enclosed Envelope.		Votes must be indicated
(x) in Black or Blue ink.

The Board of Directors recommends a vote “FOR” All Nominees and “FOR”					FOR	AGAINST	ABSTAIN
Proposals 2, 3 and 4 below.

2. Approve an amendment to the Theravance, Inc. 2004 Equity Incentive Plan (the “Incentive Plan”) to, among other things, increase the number of shares authorized for issuance under the Incentive Plan from 3,700,000 to 7,200,000 shares, as described in the Proxy Statement.

					☐	☐	☐
1. The Election of Directors:

FOR ALL	☐ WITHHOLD FOR ALL ☐	EXCEPTIONS*	☐

3. Approve an amendment to the Company’s Restated Certificate of Incorporation to enable the Company to issue shares of Class A Common Stock and Common Stock to GlaxoSmithKline plc or its designated affiliate in the event of the call or the put and to issue Common Stock with respect to any stock dividends on Class A Common Stock after the call and put dates.

					☐	☐	☐
Nominees:

01 - P. Roy Vagelos, M.D., 02 - Rick E Winningham, 03 - Jeffrey M. Drazan, 04 - Robert V. Gunderson, Jr., 05 - Arnold J. Levine, Ph.D., 06 - Eve E. Slater, M.D., F.A.C.C., 07 - William H. Waltrip, 08 - George M. Whitesides, Ph.D., 09 - William D. Young

4. Ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2007.

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name on the space provided.)					☐	☐	☐

*Exceptions :

SCAN LINE

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

				Date Share Owner sign here	Co-Owner sign here